UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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        MGP Ingredients, Inc.
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NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS AND
PROXY STATEMENT

MGP INGREDIENTS, INC.

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:
We are pleased to invite you to participate in the 2026 Annual Meeting of Stockholders of MGP Ingredients, Inc. This meeting will be held via live webcast at www.virtualshareholdermeeting.com/MGPI2026 on May 13, 2026, beginning at 10:00 a.m., Central Time.
At this meeting, our stockholders will be asked to:
1. Elect directors;
2. Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2026;
3. Approve, on an advisory basis, the compensation of our named executive officers;
4. Approve the MGP Ingredients, Inc. Amended and Restated 2024 Equity Incentive Plan; and
5. Consider any other business as may properly come before the meeting and any postponements or adjournments of the meeting.
Only stockholders of record (or their proxy holders) as of the close of business on March 16, 2026 may vote at the meeting or any postponements or adjournments of the meeting.
Your vote is important. Please review the instructions on each of your voting options described in this proxy statement and in your proxy materials. Whether or not you plan to participate in our annual meeting, we hope you will vote as soon as possible.

By Order of the Board of Directors,

Martin Roper
Chairman of the Board
April 9, 2026

ANNUAL MEETING INFORMATION
About your Proxy Materials
We are providing this proxy statement (this “Proxy Statement”) to you in connection with the solicitation by the Board of Directors of MGP Ingredients, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on May 13, 2026 (including any adjournment or postponement thereof, the “Annual Meeting”). References in this Proxy Statement to “MGP,” the “Company,” “we,” “our,” “ours,” “us,” and similar terms refer to MGP Ingredients, Inc. and its consolidated subsidiaries, unless the context indicates otherwise.
Our proxy materials include the Notice of 2026 Annual Meeting of Stockholders, this Proxy Statement, and our Annual Report on Form 10-K for the year ended December 31, 2025. The proxy materials also include the proxy card or voting instruction form for the Annual Meeting. The Notice of 2026 Annual Meeting of Stockholders, this Proxy Statement, and our form of proxy card are first being distributed or made available to stockholders on or about April 9, 2026.
Our principal executive offices are located at Cray Business Plaza, 100 Commercial Street, P.O. Box 130, Atchison, Kansas 66002 and our telephone number is (913) 367-1480.
Important Notice Regarding the Availability of Proxy Materials: The Notice of 2026 Annual Meeting of Stockholders, this Proxy Statement, and our Annual Report on Form 10-K for the year ended December 31, 2025 are available at www.proxyvote.com (with your control number) and www.mgpingredients.com.
Attending the Annual Meeting
As in recent years, we are conducting this year’s Annual Meeting entirely online. To attend, vote, and submit questions during the Annual Meeting, login at www.virtualshareholdermeeting.com/MGPI2026. You will need your unique 16-digit control number, which is included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are in “street name,” you will need to contact your broker, bank, or other organization that holds your shares as soon as possible so that you can be provided with a control number.
The live audio webcast of the Annual Meeting will begin promptly at 10:00 a.m., Central Time. Online access to the webcast will open approximately 15 minutes prior to the start of the meeting to allow time for stockholders to log in and test the audio system. We encourage you to log in prior to the meeting start time. Beginning 15 minutes prior to the start of and during the online Annual Meeting, there will be a support team ready to assist stockholders with any technical difficulties they might have accessing or hearing the audio webcast of the meeting. If you encounter any difficulties while accessing the virtual meeting during the check-in or meeting time, a technical assistance phone number will be made available on the virtual meeting registration page 15 minutes prior to the start time of the meeting.
If you are unable to attend the online meeting, a replay of the meeting will be posted on the Investor Relations section of our website at ir.mgpingredients.com for at least 30 days after the meeting concludes.
How to Ask Questions at the Annual Meeting
We expect that all of our directors, as well as representatives of KPMG LLP, will attend the Annual Meeting. Management will provide our stockholders the opportunity to ask questions after the conclusion of the formal business of the meeting, and representatives of KPMG will also be available to answer questions. Instructions for submitting questions as well as the Rules of Conduct governing the live question-and-answer session will be posted on www.virtualshareholdermeeting.com/MGPI2026 during the Annual Meeting and may include certain procedural requirements, such as limiting repetitive or follow-up questions, so that more stockholders will have time to ask questions.
Voting Matters
Each outstanding share of our common stock and preferred stock is entitled to one vote. Our common stockholders and preferred stockholders each vote separately as a class with respect to each matter on which the class is authorized to vote. The record date for the Annual Meeting is March 16, 2026. Only “stockholders of record” at the close of business on the record date are entitled to vote at the Annual Meeting. As of the close of business on the record date, there were 21,369,125 shares of our common stock outstanding and 437 shares of our preferred stock outstanding.
Stockholders of Record. If your shares are registered directly in your own name with us or our transfer agent, Equiniti Trust Company, LLC, you are the stockholder of record with respect to those shares.

Beneficial Owners of Shares. If your shares are held in a brokerage account or by a broker, bank, or similar organization (the “record holder”), then you are the “beneficial owner” of shares held in “street name” and proxy materials were forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote your shares by using the voting instruction form or other procedures provided by the organization.
How You Can Vote. There are four ways for our common stockholders of record to vote:
•Online Prior to the Annual Meeting. You may vote online by proxy prior to the Annual Meeting by visiting www.proxyvote.com and entering the control number found on your proxy card or on the instructions that accompanied your proxy materials.
•Telephone Voting Prior to the Annual Meeting. If you requested printed copies of the proxy materials by mail, you may vote by proxy prior to the Annual Meeting by calling the toll-free number found on the proxy card.
•Voting By Mail Prior to the Annual Meeting. If you requested printed copies of the proxy materials by mail, you may vote prior to the Annual Meeting by proxy by filling out, dating, and signing the proxy card and returning it in the envelope provided.
•Online During the Annual Meeting. You may vote online during the Annual Meeting at www.virtualshareholdermeeting.com/MGPI2026. You will need the control number found on your proxy card or on the instructions that accompanied your proxy materials.
If you are a beneficial owner, you will receive instructions from the holder of record (the broker, bank, or other organization that holds your shares) that you must follow in order for your shares to be voted. If you are a preferred stockholder, you will receive instructions from the Company on how to vote your shares.
Even if you plan on attending the Annual Meeting, we encourage you to vote your shares in advance to ensure that your vote will be represented at the Annual Meeting in case your plans change.
How You May Revoke or Change Your Vote. If you are a common stockholder of record, you may revoke your proxy or change your vote at any time before the taking of the vote at the Annual Meeting:
•Online Prior to the Annual Meeting. You may change your vote using the online voting method described above, in which case only your latest online proxy submitted prior to the Annual Meeting will be counted.
•Telephone Voting. You may change your vote using the telephone voting method described above, in which case only your latest proxy submitted prior to the Annual Meeting will be counted.
•Voting By Mail. You may revoke your proxy and change your vote by signing and returning a new proxy card dated as of a later date, in which case only your latest proxy card received prior to the Annual Meeting will be counted.
•Online During the Annual Meeting. You change your vote by attending the Annual Meeting by going to www.virtualshareholdermeeting.com/MGPI2026. You will need the control number found on your your proxy card or on the instructions that accompanied your proxy materials.
If you are a beneficial owner, you will receive instructions from the holder of record (the broker, bank, or other organization that holds your shares) that you must follow in order to revoke or change your vote. If you are a preferred stockholder, you will receive instructions from the Company on how to revoke or change your vote.
Uninstructed Shares. If you are a stockholder of record and either (1) sign and return a proxy card without giving specific voting instructions or (2) indicate when voting online or by phone you wish to vote as recommended by the Board, then the persons named as proxy holders, Brandon M. Gall and Kathleen S. Molamphy, each officers of MGP, will vote your shares at the Annual Meeting consistent with the Board’s recommendations as presented in this Proxy Statement. The proxy holders also may vote your shares to adjourn the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, the proxy holders will have the discretion to vote for you on those matters. As of the date of this Proxy Statement, we do not know of any other matter to be presented at the Annual Meeting.
If you are a beneficial owner and do not provide the organization that holds your shares with specific voting instructions, then the organization that holds your shares may generally only vote on “routine” matters but cannot vote on “non-routine” matters. The only routine matter on the agenda for the Annual Meeting is the proposal related to the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2026. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is often referred to as a “broker non-vote.”
Quorum Requirement. A quorum is required for stockholders to approve proposals at the Annual Meeting. A quorum exists if the holders of a majority of the shares of each class of our stock outstanding and entitled to vote are present in person (via webcast) or by proxy at the Annual Meeting. Proxies received but marked as abstentions or treated as broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting. If a quorum is not present at the scheduled time of the meeting, the stockholders who are represented may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given.
Votes Required for Election of Directors and Approval of Proposals
Proposal 1 – Elect Directors. Election of Group A directors is determined by a majority of votes cast of our common stock, meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee. However, in the case of a contested election of Group A directors, our Bylaws provide for a plurality voting standard as an exception to this majority voting standard. In the event of an uncontested election of Group A directors, if any incumbent director nominee fails to receive a majority of the votes cast in favor of his or her election, our Corporate Governance Guidelines require that such person must promptly tender his or her resignation to our Board of Directors, subject to acceptance by our Board. The Nominating and Governance Committee will make a recommendation to our Board as to whether to accept the tendered resignation, and our Board will act upon such resignation within 90 days from the date the election results are certified and then publicly disclose its determination. The director who tenders his or her resignation will not participate in the recommendation or decision with respect to his or her resignation. Because the election of directors at the Annual Meeting is uncontested, the majority voting standard described above applies to the election of Group A directors at the Annual Meeting. Abstentions and broker non-votes will have no effect on the election of Group A directors. Holders of our common stock are entitled to vote on the election of Group A directors only and are not entitled to vote on the election of Group B directors.
Election of Group B directors is determined by a plurality vote of our preferred stock, meaning the nominees who receive the highest number of votes will be elected until all seats are filled. Abstentions, withheld votes, and broker non-votes will have no effect on the election of Group B directors. Holders of our preferred stock are entitled to vote on the election of the Group B directors only and are not entitled to vote on the election of Group A directors.
Proposal 2 – Ratify the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm. This proposal requires the affirmative vote of a majority of the shares of our common stock and preferred stock that are entitled to vote and that are present in person (via webcast) or by proxy at the Annual Meeting, each class voting separately. Abstentions will have the same effect as a vote against the proposal. Because ratification of the independent registered public accounting firm is considered a routine matter, broker discretionary voting is allowed.
Proposal 3 – Approve, on an Advisory Basis, the Compensation of our Named Executive Officers. Approval of the compensation of our named executive officers (commonly referred to as “Say-on-Pay”) requires the affirmative vote of a majority of the shares of our common stock and preferred stock that are entitled to vote and that are present in person (via webcast) or by proxy at the Annual Meeting, each class voting separately. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal.
Proposal 4 – Approve the MGP Ingredients, Inc. Amended and Restated 2024 Equity Incentive Plan. This proposal requires the affirmative vote of a majority of the shares of our common stock and preferred stock that are entitled to vote and that are present in person (via webcast) or by proxy at the Annual Meeting, each class voting separately. Abstentions will have the same effect as voting against the proposal. Broker non-votes will have no effect on the outcome of the vote this proposal.
All Other Proposals. All other proposals require the affirmative vote of holders of a majority of shares of our common stock and preferred stock that are entitled to vote and that are present in person (via webcast) or by proxy at the Annual Meeting, each class voting separately. Abstentions will have the same effect as a vote against the proposal. Brokers may vote on routine matters but cannot vote on non-routine matters.

PROPOSAL 1 – ELECT DIRECTORS
Our Board of Directors, upon the recommendation of its Nominating and Governance Committee, has nominated Julie M. Francis, Thomas A. Gerke, Donn Lux, and Todd B. Siwak for election as Group A directors and has nominated Gerardo I. Lopez, Jennifer Lowry, Lori L.S. Mingus, Mercedes Romero, and Martin Roper for election as Group B directors. All directors have been nominated to hold office for a one-year term and until their respective successor is elected and qualified or until their earlier death, resignation, or removal. Group A directors are elected by holders of our common stock and Group B directors are elected by holders of our preferred stock.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES
Each nominee is an incumbent director and was previously elected as a director at a meeting of our stockholders other than Ms. Francis and Ms. Romero who are standing for election for the first time at the Annual Meeting. Ms. Francis was elected to the Board as a Group B director on December 14, 2025 by the holders of our preferred stock acting by written consent, and she has been nominated by our Board for election to serve as a Group A director. Ms. Romero was identified as a potential candidate by a third-party search firm retained by us to assist with the identification of director candidates. The search firm identified and recommended candidates and assisted the majority holder of our preferred stock in the evaluation of potential candidates. The majority holder of our preferred stock selected Ms. Romero to stand for election as a Group B director.

Each nominee has consented to stand for election and indicated a willingness to serve. If any nominee declines to serve, is unable to serve, or becomes unavailable for any reason before the Annual Meeting, the proxy holders may vote for a substitute nominee at their discretion as recommended by our Board of Directors.

Kevin S. Rauckman is not standing for re-election as a Group A director. The Board wishes to thank Mr. Rauckman for his service and contributions to the Company and the Board.

Board Nominees for Election
This section provides information about our nine director nominees, including their ages as of March 16, 2026. All of these nominees currently serve as directors, other than Ms. Romero.

Director Since: 2025 Principal Occupation: President and Chief Executive Officer, MGP Ingredients, Inc. Age: 54 Board Committees •None	JULIE M. FRANCIS	Group B Director and Group A Director Nominee
Business Experience Highlights
•President and Chief Executive Officer, MGP Ingredients, Inc. (2025-present)
•Chief Operating Officer, Schwan’s Company, an affiliate of CJ CheilJedang Corporation and an international food company (2021-2024)
•President, Consumer Brands, Americas – Schwan’s Company (2018-2020)
•Senior Vice President, Commercial and Category Development – Total Beverage Alcohol, Constellation Brands (2017-2018)
•Chief Commercial Officer, Coca-Cola Refreshments USA, The Coca-Cola Company (2010-2015)
•Vice President for Sales and Marketing, North America, Coca-Cola Enterprises (2008-2010)
•Various management, sales, and marketing roles (1995-2008)

Qualifications and Skills
•Extensive leadership and general management experience in the food and beverage industries
•Deep expertise in driving growth and value creation strategies, operations, supply chain, marketing, and sales
•Insights into our operations, management, and culture from her service as our President and Chief Executive Officer

Other Directorships and Experience
•Board Member, Ascend Wellness Holdings, Inc. (CSE: AAWH-U.CN, OTCQX:AAWH) (2024-present)
•Board Advisory Director, Nottingham Spirk (2016-2017)

Director Since: 2021

Principal Occupation:
Former General Counsel and Chief Administrative Officer, H&R Block, Inc.

Age: 69

Board Committees
•Audit
•Human Resources and Compensation (Chair)
•Nominating and Governance

THOMAS A. GERKE	Independent	Group A Director and Nominee
Business Experience Highlights
•General Counsel and Chief Administrative Officer, H&R Block Inc., a global consumer tax services provider (2012-2022)
•Senior Vice President (2022)
•Interim President and Chief Executive Officer (2017)
•Executive Vice President, General Counsel, and Secretary, YRC Worldwide (2011)
•Executive Vice Chairman, CenturyLink, Inc. (2009-2010)
•President and Chief Executive Officer, Embarq Corporation (2008-2009)
•Interim President and Chief Executive Officer (2007-2008)
•Executive Vice President, Wholesale Markets Group (2007)
•Executive Vice President, General Counsel – Law & External Affairs (2006-2007)
•Executive Vice President and General Counsel, Sprint Nextel (2003-2006)
•Various executive and legal roles (1994-2003)
•Corporate / M&A Lawyer, Smith Gill Fisher & Butts LLP (1985-1994)

Qualifications and Skills
•Extensive public company executive leadership and board of directors experience
•Established leader in legal, regulatory, and risk management
•Broad expertise in driving strategic change and human capital initiatives, M&A, business development, and human resources
•Audit Committee Financial Expert

Other Directorships
•Board Member, Consolidated Communications Holdings (Nasdaq: CNSL) (2013-2024)
•Board Member, Tallgrass Energy GP, LLC (general partner of Tallgrass Energy, LP (NYSE: TGE)) (2015-2020)
•Board Member, CenturyLink (NYSE: CTL) (2009-2010)
•Board Member, Embarq (NYSE: EQ) (2008-2009)

Director Since: 2025 Principal Occupation: Former Chief Executive Officer, Extended Stay America, Inc. Age: 66 Board Committees •Audit •Human Resources and Compensation •Nominating and Governance	GERARDO I. LOPEZ	Independent	Group B Director and Nominee
Business Experience Highlights
•Executive in Residence, SoftBank Investment Advisers, a venture capital company (2018-2022)
•Head of Operating Group (2019-2021)
•Chief Executive Officer, Extended Stay America, Inc. (2015-2018)
•Chief Executive Officer, AMC Entertainment Holdings, Inc. (2009-2015)
•President, Global Consumer Products, SBC and Foodservice, Starbucks Coffee Company, Inc. (2004-2009)
•Area Vice President, Frito Lay, a division of PepsiCo (1991-1996)
•Sr. Marketing Manager (1986-1990), Pepsi-Cola North America, Inc.
•Unit Manager, Procter & Gamble (1984-1986)

Qualifications and Skills
•Experienced public company leader in the food and beverage industry and consumer sector
•Proven strategic partnership, organizational, risk management, and human capital leadership
•Experienced public company director in real estate, hospitality, manufacturing, and consumer products industries
•Audit Committee Financial Expert

Other Directorships
•Board Member, CBRE Group, Inc. (NYSE: CBRE) (2015-present)
•Board Member, Newell Brands Inc. (Nasdaq: NWL) (2018-present)
•Board Member, Realty Income Corporation (NYSE: O) (2018-present)
•Board Member, Brinker International, Inc. (NYSE: EAT) (2012-2018)
•Board Member, Extended Stay America, Inc. (Nasdaq: STAY) (2015-2018)
•Board Member, AMC Entertainment Holdings, Inc. (NYSE: AMC) (2007-2009)

Director Since: 2025

Principal Occupation:
Former Vice President of Risk, Treasury and Corporate Finance, McCormick & Company, Inc.

Age: 57

Board Committees
•Audit (Chair)
•Human Resources and Compensation
•Nominating and Governance

JENNIFER LOWRY	Independent	Group B Director and Nominee
Business Experience Highlights
•Vice President, Risk, Treasury, and Corporate Finance, McCormick & Company, Inc., an herb, spice, and flavor company (2019 – 2021)
•Vice President, Corporate Finance (2016 – 2019)
•Senior Vice President, Generation Company Strategy, Exelon Corporation (2013 – 2016)
•Vice President, Generation Company Strategy (2012 – 2013)
•Treasurer and Vice President, Constellation Energy (2011 – 2012)
•Assistant Treasurer (2008 – 2010)
•Vice President of Project Finance, Cogentrix Energy, Inc. (2006 – 2008)
•Director of Project Finance (2005 – 2006)
•Director of Corporate Finance, The AES Corporation (2001 – 2005)
•Project Director, AES Enterprise (1999 – 2000)

Qualifications and Skills
•Significant finance experience in complex, capital intensive industries and the food industry
•Expertise in M&A, growth strategy development, and enterprise risk management
•Experienced boardroom leader with extensive public company board of director experience
•Audit Committee Financial Expert

Other Directorships
•Board Member and Risk Committee Chair, Clearway Energy, Inc. (NYSE: CWEN) (2022 – Present)
•Board Member and Audit Committee Chair, MYR Group Inc. (Nasdaq: MYRG) (2018 – Present)
•Board Member and Audit Committee Chair, TPI Composites, Inc. (Nasdaq: TPIC) (2024 – 2025)
•Board Member, Electriq Power Holdings, Inc. (formerly NYSE: ELIQ) (2023 –2024)

Director Since: 2021 Principal Occupation: Retired President and Chief Executive Officer of Luxco, Inc. Age: 65 Board Committees •None	DONN LUX	Group A Director and Nominee
Business Experience Highlights
•President and Chief Executive Officer, Luxco, Inc. a branded spirits company that we acquired in 2021 (1991-2021)
•Chairman (2010-2021)
•Chairman of the Board, MGP Ingredients, Inc. (2025)

Qualifications and Skills
•Proven branded spirits executive and operator with expertise in branded spirits portfolio expansion and innovation
•Deep operations, sales, marketing, and distribution expertise
•Extensive M&A, strategic planning, and business development experience

Other Experience
•Director, National Alcohol Beverage Control Association Industry Advisory Committee (2000-2015)
•Director, American Distilling Spirits Association (1995-2015)
•Board Member, St. Louis University Center for Entrepreneurship (2023-present)
•Board Member, St. Louis Legacy Ice Foundation (2017-present)
•Trustee, St. Louis Blues for Kids (2018-present)
•Board Member, Donn & Michele Lux Family Foundation (2021-present)

Director Since: 2020 Principal Occupation: Principal and Owner, Torpa Design Co. Age: 56 Board Committees •Human Resources and Compensation •Nominating and Governance	LORI L. S MINGUS	Independent	Group B Director and Nominee
Business Experience Highlights
•Principal and Owner, Torpa Design Co., a graphic, interior, and exterior design company (2005-present)

Qualifications and Skills
•Extensive community and civic leadership experience
•Branding and graphic design expertise
•Fourth generation of the founding Cray family to serve MGP, bringing institutional knowledge and a deep understanding of MGP’s heritage

Other Directorships and Civic Experience
•Trustee, Evah C. Cray Historical Museum (2017-present)
•Board Member, Atchison Amelia Earhart Foundation (2016-present)
•Board Member, Vice President, Cray Medical Research Organization, University of Kansas Medical Center (2016-present)

Chairman of the Board

Director Since: 2025

Principal Occupation:
Chief Executive Officer, The Vita Coco Company, Inc.

Age: 62

Board Committees
•Audit
•Human Resources and Compensation
•Nominating and Governance

MARTIN ROPER	Independent	Group B Director and Nominee
Business Experience Highlights
•Chief Executive Officer, The Vita Coco Company, Inc., a coconut water producer (2022-present)
•Co-Chief Executive Officer (2021-2022)
•President (2019-2020)
•President and Chief Executive Officer, The Boston Beer Company (2001-2018)
•President and Chief Operating Officer (1999-2001)
•Chief Operating Officer (1997-1999)
•Vice President, Manufacturing and Business Development (1994-1997)
•President, MEG Division, Steelworks, Inc. (1992-1994)
•Executive Vice President and General Manager, Blocksom & Co (1990-1992)
•Associate Consultant, The Boston Consulting Group (1986-1988)

Qualifications and Skills
•Seasoned public company food and beverage executive
•Extensive strategic leadership, M&A, and consumer brand innovation experience
•Deep expertise in operations, logistics, and cost savings programs
•Audit Committee Financial Expert

Other Directorships
•Board Member, The Vita Coco Company, Inc. (Nasdaq: COCO) (2021-present)
•Board Member, Fintech (2018-present)
•Board Member, Bio-Nutritional Research Group, Inc. (2019-2025)
•Board Member, LL Flooring Holdings, Inc. (NYSE: LL) (2006-2024)
•Board Member, Boston Beer Company (NYSE: SAM) (1999-2018)

Director Since: N/A Principal Occupation: Retired Chief Procurement Officer at Primo Water Corporation Age: 59 Board Committees •N/A	MERCEDES ROMERO	Independent	Group B Nominee
Business Experience Highlights
•Chief Procurement Officer, Primo Water Corporation, a water solutions company (2020-2025)
•Vice President, Sourcing and Supply Management, Ryder System, Inc. (2019-2020)
•Vice President, Procurement, Americas, Campari Group (2017-2019)
•Senior Director, Global Procurement, Teva Pharmaceutical Industries Ltd. (2016-2017)
•Vice President, Supply and Procurement, Venezuela and Chief Procurement Officer, Latin America, Diageo plc (2015-2016)
•Vice President, Global Procurement, Latin America (2013-2015)
•Vice President, Global Procurement, Starbucks Corporation (2012-2013)
•Director, Supply Chain Operations International (2011-2012)
•Director, Global Procurement Strategy and Supply Chain (2010-2011)
•Director, Global Strategic Sourcing International, The Clorox Company (2008-2010)
•Other supply chain roles (2003-2008)

Qualifications and Skills
•Seasoned public company executive and business leader with deep global supply chain and procurement experience, including in the spirits and food and beverage industries
•Extensive experience in transformational change strategies, value creation strategies, enterprise risk management, and commodity risk management
•Accomplished public company board member, with board committee leadership experience

Other Directorships
•Board Member, MarineMax, Inc. (NYSE: HZO) (2022-present)
•Board Member and Nominating and Governance Committee Chair, John B. Sanfilippo & Son, Inc. (Nasdaq: JBSS) (2021-present)

Director Since: 2022 Principal Occupation: Managing Partner, Encore Management Group Age: 63 Board Committees •Audit •Human Resources and Compensation •Nominating and Governance (Chair)	TODD B. SIWAK	Independent	Group A Director and Nominee
Business Experience Highlights
•Managing Partner, Encore Management Group, a private equity fund focused on the consumer services sector (2022-present)
•President and Chief Business Officer, Ferrero North America, Ferrero International SpA (2021-2022)
•Chief Executive Officer, Ferrara Candy Company (2013-2021)
•Operating Partner, L Catterton Partners (2009-2013)
•Interim Chief Executive Officer, multiple portfolio companies (2009-2013)
•Founding Partner, Mindseye Group (2005-2007)
•President and Chief Executive Officer, TRG Accessories LLC (1999-2005)

Qualifications and Skills
•Proven food and beverage executive, with deep consumer product goods experience
•Extensive experience in M&A, strategic planning, capital expansion projects, and implementing growth strategies
•Expertise in developing brand portfolios, building high-performance teams, and driving value creation

Other Experience
•Board Member, Forest Park Forever (2022-present)
•Board Chair, Jewish Federation of St. Louis (2025-present)

CORPORATE GOVERNANCE

We have adopted many leading corporate governance practices, including the following:
•seven of our nine director nominees are independent and all chairs and members of the Audit, Human Resources and Compensation, and Nominating and Governance Committees are independent;
•our Chairman of the Board is an independent non-employee director, separate from our Chief Executive Officer;
•44% of our director nominees are female, 25% of the current Board leadership positions are held by females, 22% of our director nominees are ethnically diverse, our director nominees range in age from 54 to 69 (as of March 16, 2026), and our current directors have a wide array of skills, knowledge, and diverse backgrounds and perspectives;
•the average tenure of our director nominees is 2.6 years (as of the Annual Meeting);
•an independent compensation consultant is engaged to advise on compensation for our executive officers and directors;
•we have robust stock ownership requirements for our directors and executive officers; and
•all directors are elected annually for a one-year term.
Board Role, Independence, Board and Committee Meetings, and Attendance
Our Board’s primary responsibility is to provide effective governance over our affairs for the benefit of our stockholders.
Our Board has adopted Corporate Governance Guidelines, which are available on the Governance page of the Investor Relations section of our website at ir.mgpingredients.com/corporate-governance/governance-documents, along with our Board committee charters and Code of Conduct.
Our Board believes that a majority of the directors should be independent and has determined that all of our current directors and our director nominees, other than Ms. Francis and Mr. Lux, are independent. In determining the independence of directors, our Board found that none of the independent directors has any relationship which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the Board applied the independence standards in the Nasdaq Stock Market, LLC (“Nasdaq”) listing rules.
Our Board meets regularly throughout the year, and meetings are led by the Chairman of the Board. During 2025, our Board met 16 times, the Audit Committee met six times, the Human Resources and Compensation Committee met nine times, and the Nominating and Governance Committee met eight times. In addition, our independent directors held four executive sessions during 2025 without Mr. Lux, Ms. Francis, Mr. Gall, or other members of management present. During 2025, each then-serving director attended more than 75% of the meetings of the Board and the Committees on which the director served. Under our Corporate Governance Guidelines, directors are expected to attend our annual meeting of stockholders, and all of our then-serving directors attended last year’s annual meeting, other than one director whose term did not continue beyond the annual meeting.
Board Leadership Structure
Our Board is led by a Chairman of the Board. In December 2024, we announced that the Board elected Mr. Lux, who had served on the Board since 2021 and is the retired President and Chief Executive Officer of Luxco, to serve as Chairman of the Board effective January 1, 2025, succeeding Ms. Seaberg, who had previously served as our Chairman of the Board since December 2014.
As part of Board refreshment, our Board elected two new directors in April 2025 and a third new director was elected by the holders of our preferred stock at our 2025 annual meeting of stockholders. Following these changes, the Board elected Mr. Roper, an independent director first elected to the Board in April 2025, as Chairman of the Board to succeed Mr. Lux effective May 22, 2025. Mr. Roper brings more than 25 years of beverage industry experience, including as chief executive officer of The Boston Beer Company and The Vita Coco Company. As Chairman of the Board, Mr. Roper leads all Board meetings and executive sessions of the independent directors.
Our Board regularly considers whether our leadership structure is appropriate. Our Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board. Our Board believes it is in the best interest of the Company and its stockholders to make that determination in a manner it believes best provides appropriate leadership for the Company at the time, based on the circumstances and direction of the Company and the membership of the Board. Our Board of

Directors believes not combining the positions of Chief Executive Officer and Chairman of the Board is the most appropriate structure for the Company at this time, as it permits the Chief Executive Officer to focus her attention on managing our day-to-day business and enhances the ability of our Board to provide strong oversight of the Company’s management and affairs.
Board Role in Risk Oversight
Our Board as a whole has ultimate responsibility for risk oversight. It exercises this oversight function through its standing committees, each of which has primary risk oversight accountability for matters relating to its respective area of responsibility, as detailed below. The independent structure of our Board and Board committees allows for objective risk oversight.
•Audit Committee: Oversees the integrity of our financial statement and financial reporting process, risks related to our financial reporting practices and internal controls, and our enterprise risk management (“ERM”) process, which includes cybersecurity risks.
As part of our ERM process, management regularly identifies, evaluates, and prioritizes potential risks and creates a risk register of these risks. Our executive management team and business unit leaders decide on actions and strategies to use to mitigate our risks based on this risk register. Our ERM process and risk register, along with our strategies for managing our risks, were reviewed with the Board at one meeting during 2025 and with the Audit Committee at three meetings during 2025.
•Human Resources and Compensation Committee: Oversees risks related to our compensation policies and practices, executive officer succession planning, and human capital management.
•Nominating and Governance Committee: Oversees risks related to our corporate governance, governance structure, Board composition, Board independence, as well as corporate responsibility and sustainability matters, except those matters overseen by another Board committee (such as human capital management).
Board Committees and Audit Committee Report
Our Board’s standing committees are the Audit Committee, the Human Resources and Compensation Committee, and the Nominating and Governance Committee. Each committee operates under a written charter adopted by our Board, which is available on the Governance page of the Investor Relations section of our website at ir.mgpingredients.com/corporate-governance/governance-documents. Each standing Board committee reviews and assesses its charter annually.
The membership of each standing Board committee as of the date of this Proxy Statement is shown in the following table.

Committees
Director	Independent	Audit	Human Resources and Compensation	Nominating and Governance
Thomas A. Gerke	•	•	Chair	•
Geraldo I. Lopez	•	•	•	•
Jennifer Lowry	•	Chair	•	•
Donn Lux
Lori L.S. Mingus	•		•	•
Kevin S. Rauckman(1)	•	•	•	•
Martin Roper*	•	•	•	•
Todd B. Siwak	•	•	•	Chair
* Chairman of the Board
(1)Mr. Rauckman is not standing for re-election at the Annual Meeting and will cease to be a member of the Board or any Board committees as of the Annual Meeting.
Audit Committee. The Audit Committee assists our Board in fulfilling the Board’s oversight responsibilities with respect to the quality and integrity of our financial statements, financial reporting process, and monitoring significant risk exposures. The Audit Committee also assists our Board in the oversight and monitoring of the independence and performance of our independent registered public accountant, our systems of internal controls, and performance of our internal audit function. It also is responsible for approving our Code of Conduct, monitoring compliance under our Code of Conduct, and reviewing and approving related party transactions. The Audit Committee’s functions are further described under “Audit Committee Report.”
In connection with this work, the Audit Committee engages in regular discussions of the Company’s risks with senior management, internal auditors, and external auditors and oversees the Company’s enterprise risk management process.
Our Board has determined that each member of the Audit Committee is independent under Nasdaq and SEC rules and is financially literate, knowledgeable, and qualified to review financial statements. Our Board has also determined that each of Mr. Gerke, Mr. Lopez, Ms. Lowry, Mr. Rauckman, and Mr. Roper is an “audit committee financial expert,” as defined by SEC rules.
Audit Committee Report
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and oversees the entire audit function including the selection of an independent registered public accounting firm. Management has the primary responsibility for the consolidated financial statements and the financial reporting process including internal control over financial reporting and the Company’s legal and regulatory compliance. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements for the year ended December 31, 2025.
The Audit Committee has reviewed and discussed with the independent registered public accounting firm the matters as are required to be discussed in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; has received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence; and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.
Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for 2025 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.
Audit Committee Members:

Jennifer Lowry (Chair)
Thomas A. Gerke
Geraldo I. Lopez
Kevin S. Rauckman
Martin Roper
Todd B. Siwak
Human Resources and Compensation Committee. The Human Resources and Compensation Committee reviews and approves the salary and incentive compensation of our Chief Executive Officer and other executive officers. The Human Resources and Compensation Committee also makes recommendations to the Board with respect to Board of Director compensation, equity-based plans that are subject to Board approval, and our executive officer succession plan. In addition, the Human Resources and Compensation Committee is responsible for our compensation recoupment policies, stock ownership guidelines, administering our equity plan, and overseeing matters relating to our human capital management. The Human Resources and Compensation Committee’s functions and processes are further described under “Compensation Discussion and Analysis.”
Our Board has determined that each member of the Human Resources and Compensation Committee meets the heightened independence requirements for compensation committee members under Nasdaq and SEC rules.
Nominating and Governance Committee. The Nominating and Governance Committee is responsible for recommending to the Board candidates for nomination and election at our annual stockholder meetings and to fill vacancies on the Board, criteria for the selection of director nominees, and policies on the length of service of Board members; policies concerning the director nominating process; and overseeing the evaluation of our Board and Board committees. In addition, the Nominating and Governance Committee is responsible for reviewing regulatory and other matters related to corporate responsibility and sustainability, except those matters overseen by another Board committee (such as human capital management).
Our Board has determined that each member of the Nominating and Governance Committee is independent under Nasdaq rules.

Director Nomination Process
In identifying nominees for our Board, the Nominating and Governance Committee considers candidates for director who are recommended by its members, by other Board members, by management, as well as those identified by any third-party search firms retained to assist in identifying and evaluating possible candidates. The Nominating and Governance Committee will also consider candidates recommended by stockholders in accordance with the Company’s bylaws and pursuant to the Shareholders’ Agreement, dated April 1, 2021 (the “Shareholders Agreement”), among the Company, Karen Seaberg, Ms. Mingus, and the former shareholders of Luxco, Inc. (the “Luxco Sellers”). The Nominating and Governance Committee may choose not to consider an unsolicited candidate recommendation if no vacancy exists on our Board. While our Board’s practice has been to have the Nominating and Governance Committee make recommendations for all Board nominees, ultimately, the nomination of two of the Group A directors is determined pursuant to the Shareholders Agreement (as described below). In addition, the election of all Group B directors is determined by the holders of our preferred stock, who may or may not take into consideration the recommendation of the Nominating and Governance Committee or our Board of Directors.
Mr. Lux and Mr. Siwak have been nominated as Group A directors pursuant to the Shareholders Agreement. Under the Shareholders Agreement, the Luxco Sellers have the right to nominate (i) two Group A directors to our Board for so long as they continue to beneficially own at least 15% of the outstanding shares of our common stock, and (ii) one Group A director to our Board for so long as they continue to beneficially own at least 10% but less than 15% of the outstanding shares of our common stock (in each case, excluding any shares beneficially owned by Ms. Seaberg or Ms. Mingus). As of March 16, 2026, the Luxco Sellers own approximately 21% of the outstanding shares of our common stock (excluding any shares beneficially owned by Ms. Seaberg or Ms. Mingus). Ms. Seaberg and Ms. Mingus have agreed under the Shareholders Agreement to vote all of the shares of our common stock that they beneficially own and have sole voting control over in favor of the election of the Luxco Sellers’ Group A director nominees.
As required under our Corporate Governance Guidelines, the Nominating and Governance Committee seeks a wide array of skills, knowledge, and diverse backgrounds and perspectives, and takes those into account when evaluating the composition of our Board of Directors and nominating Board members. In addition, each director contributes to the Board’s overall diversity by providing a variety of perspectives based on distinct personal and professional experiences and backgrounds. Our Board is committed to maintaining the diversity of backgrounds and experiences of our Board. In this regard, the Nominating and Governance Committee considers any diversity characteristics self-identified by a director nominee and ensures that a sufficient number of Board members meet the tests for independence set forth in Nasdaq and SEC rules to permit the Company to satisfy applicable Nasdaq and legal requirements. In considering candidates, the Nominating and Governance Committee may take into account other factors as it deems relevant.
In evaluating potential nominees, the Nominating and Governance Committee determines whether the nominee is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria described above. The Nominating and Governance Committee will conduct a check of the individual’s background and generally will conduct personal interviews before recommending any candidate to the Board.
Stockholders who wish to recommend director candidates for consideration by the Nominating and Governance Committee in connection with next year’s annual meeting should submit the candidate’s name and the information set forth below in writing to the Chair of the Nominating and Governance Committee, in care of our Secretary, at Cray Business Plaza, 100 Commercial Street, P.O. Box 130, Atchison, Kansas, 66002, on or after January 13, 2027 and on or before February 13, 2027. In addition to the name of the candidate, a stockholder should submit:
•his or her own name and address as they appear on our records;
•if not the record owner, a written statement from the record owner of the shares that verifies the recommending stockholder’s beneficial ownership and period of ownership and that provides the record holder’s name and address as they appear on our records;
•a statement disclosing whether such recommending stockholder is acting with or on behalf of any other person, entity, or group and, if so, the identity of such person, entity, or group;
•the written consent of the person being recommended to being named in the proxy statement as a nominee if nominated and to serving as a director if elected; and
•pertinent information concerning the candidate’s background and experience, including information regarding the candidate required to be disclosed in solicitations of proxies for election of directors under Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Board and Committee Evaluation Process
Our Board recognizes that a robust and constructive evaluation process enhances our Board’s effectiveness and is an essential element of good corporate governance. Our annual Board evaluation process is overseen by the Nominating and Governance Committee and assesses the performance and effectiveness of our Board and each standing Board committee. The evaluation results are reviewed with our entire Board and our Board and Board committees consider any appropriate changes to implement based on these results.

Service on other Boards of Directors

Our Board recognizes that its members benefit from the experience of serving on the boards of directors of other companies. Our Board encourages this service, with the understanding that this service may not impede our directors’ ability to effectively serve on our Board. Under our Corporate Governance Guidelines, directors who are serving as an executive officer of a public company (including as one of our executive officers) can serve on one public company board of director in addition to their employer’s board of directors, without the approval of our Board. Directors who are not serving as an executive officer of a public company can serve on no more than four public company boards of directors (including our Board), without the approval of our Board. In addition, directors serving on the Audit Committee may not serve on the audit committee of more than two other public companies, without Board approval.
Compensation Committee Interlocks and Insider Participation
No member of the Human Resources and Compensation Committee is or has been an officer or employee of the Company. None of our executive officers serves on the compensation committee or board of any company that has an executive officer that serves on our Board or the Human Resources and Compensation Committee.
Communications with Directors
Stockholders may communicate directly with Board members by writing the Board or individual Board members in care of our Secretary at our executive offices. Letters should be addressed as follows: Name of director – In care of Corporate Secretary – MGP Ingredients, Inc. – Cray Business Plaza, 100 Commercial Street, P.O. Box 130 – Atchison, Kansas 66002.

PROPOSAL 2 – RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026

The Audit Committee has re-appointed KPMG LLP as our independent registered public accounting firm and as auditors of our consolidated financial statements for the year ending December 31, 2026. We expect representatives of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.
The Audit Committee reviews the performance of the independent registered public accounting firm annually. In making the determination to re-appoint KPMG LLP, the Audit Committee considered, among other factors, the independence and performance of KPMG LLP and the engagement team, the quality of KPMG LLP’s communications with the Audit Committee and management, and the fees charged by KPMG LLP for the services provided to us. KPMG LLP has served as our independent registered public accounting firm since 2008.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2026
Audit Matters

Audit Fees. Set forth below are the fees paid or accrued by us for audit and other services provided by KPMG LLP for the years ended December 31, 2025 and 2024.

Type of Fee	Amount
	2025	2024
Audit Fees(1)	1,318,800	1,875,699
Audit-Related Fees(2)	—	250,000
Tax Fees(3)	—	108,000
All Other Fees(4)	—	—
Total	$1,318,800	$2,233,699
(1)     Represents fees for professional services provided in connection with the audit of our annual financial statements, audit of our internal control over financial reporting, review of our quarterly financial statements, and audit services provided in connection with other regulatory or statutory filings.
(2)     Represents fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements but are not included in Audit Fees, including acquisition related due diligence.
(3)     Represents fees for professional services provided for tax compliance, tax advice, or tax planning, including tax related due diligence for acquisitions.
(4)     Represents fees services that are not included in Audit Fees, Audit-Related Fees, or Tax Fees.

Audit Committee Policies and Procedures. The Audit Committee has the sole right to engage and terminate the Company’s independent auditor, to pre-approve the performance of audit services and permitted non-audit services, and to approve all audit and non-audit fees. The Audit Committee considers whether the provision of services other than audit services is compatible with maintaining the independence of its principal auditor.
The Audit Committee has empowered its Chair of the Audit Committee to act on the committee’s behalf between meetings to approve permitted non-audit services, with any such services being reported to the Audit Committee at its next scheduled meeting. The Audit Committee may also provide for the pre-approval of services through the adoption of additional pre-approval policies and procedures, provided the policies and procedures are detailed as to the particular services, the Audit Committee is informed of each service, and the procedures do not include delegation to management of audit committee responsibilities under the Exchange Act. All services provided to us by KPMG LLP in 2025 and 2024 were pre-approved by the Audit Committee.

PROPOSAL 3 – APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Our stockholders are being asked to vote, on an advisory (non-binding) basis, on the compensation of our named executive officers as disclosed in this Proxy Statement (commonly referred to as the “Say-on-Pay” proposal). At the Annual Meeting, stockholders will vote on the following advisory resolution:
“RESOLVED, that the stockholders of MGP Ingredients, Inc. approve, on an advisory (non-binding) basis, the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis section of the Company's proxy statement, including the Compensation Overview, compensation tables, and narrative discussion therein.”
While our Board intends to continue to carefully consider the stockholder vote resulting from this proposal, the final vote is advisory in nature and will not be binding on the Company. However, our Board and the Human Resources and Compensation Committee value the opinions of our stockholders, and our Board and the Human Resources and Compensation Committee will consider the results of the vote in future compensation deliberations.
At the 2025 annual meeting of stockholders, 100% of the shares of our preferred stock and more than 98% of the shares of our common stock voting on the matter voted in favor of our Say-on-Pay proposal, reflecting strong stockholder support for the compensation of our named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Overview
This discussion provides an overview and analysis of our compensation programs and policies, the compensation decisions the Human Resources and Compensation Committee (defined in this Compensation Discussion and Analysis as the “Committee”) made under those programs and policies, and the factors the Committee considered in making those decisions. For 2025, our named executive officers are the following individuals:
•Julie M. Francis – President and Chief Executive Officer (served since July 21, 2025)
•Brandon M. Gall – Chief Financial Officer and Treasurer (also served as Interim President and Chief Executive Officer from January 1 to July 20, 2025)
•Erika Lapish – Former Chief Human Resources Officer (served until February 20, 2026)
•Amel Pasagic – Former Chief Commercial Officer (served until February 20, 2026)
Objectives of our Compensation Program
Our compensation program objectives are to align compensation with our business objectives and stockholders’ interests, to reward performance, to be externally competitive and internally equitable, and to attract and retain talent on a long-term basis. In particular, our philosophy is to balance salary and benefits with incentive and equity compensation so that the interests of the executive officers will be aligned with those of stockholders.
CEO Succession and Other Leadership Changes
Ms. Francis assumed the role of President and Chief Executive Officer on July 21, 2025. Prior to joining us, Ms. Francis served as Chief Operating Officer of Schwan’s Company from January 2021 to July 2024, prior to which she was President, Consumer Brands, Americas – Schwan’s Company from 2018 to 2020. Before joining Schwan’s Company, she served as Senior Vice President, Commercial and Category Development – Total Beverage Alcohol at Constellation Brands from 2017 to 2018. Earlier in her career, Ms. Francis served in increasing roles of responsibility first at Coca-Cola Enterprise and then at The Coca-Cola Company. In connection with her appointment as President and Chief Executive Officer, we entered into an offer letter agreement with Ms. Francis on July 18, 2025 (the “Francis Offer Letter”).
Mr. Gall, our Chief Financial Officer and Treasurer, assumed the additional role of Interim President and Chief Executive Officer from January 1 to July 20, 2025. In connection with his appointment as Interim President and Chief Executive Officer, we entered into a letter agreement with Mr. Gall on December 19, 2024 providing him additional compensation (the “Gall Interim Service Agreement”).
The Francis Offer Letter and the Gall Interim Service Agreement are further described under “Compensation Tables—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards.”
On February 11, 2026, our Board approved a reorganization of certain leadership positions. As a result, the employment of Ms. Lapish, who had been serving as our Chief Human Resources Officer, and Mr. Pasagic, who had been serving as our Chief Commercial Officer, concluded on February 20, 2026. Ms. Lapish and Mr. Pasagic were each entitled to receive severance payments under our Executive Severance Plan. For more information, see “Compensation Tables—Potential Payments on Termination or Change in Control.”
Kathleen S. Molamphy, who had been serving as our Chief Legal Officer and Corporate Secretary, assumed the role of Chief Legal and Human Resources Officer, Secretary on February 21, 2026. For more information regarding our compensation arrangements with Ms. Molamphy, see “—Executive Compensation Decisions for 2026.”
Components of our Compensation Program
The principal components of our compensation program are base salary, short-term annual incentive awards, long-term equity awards, and retirement compensation.
•Base salary is designed to attract and retain executive officers. In setting base salaries, the Committee considers internal fairness of pay in terms of the scope of job responsibilities, external competitiveness so that we can attract and retain needed talent, and a consistent, motivating system for administering compensation.

•Short-term incentive awards are intended to focus our executive officers on performance goals deemed critical to our profitability and financial performance. By rewarding executive officers for strong performance, we help align their interests with those of our stockholders.
•Long-term incentive awards are intended to provide executive officers an opportunity to increase ownership of our common stock, help attract and retain executive officers over the longer term, and be cost efficient. Historically, long-term incentive awards have been based on prior-year performance and granted only in the form of restricted stock units (“RSUs”) in mid-February, with the number of RSUs varying based on achievement against performance goals for the prior year. For 2025, the Committee modified our long-term incentive program and granted RSUs (weighted 25%) and performance stock units (“PSUs”) (weighted 75%) to our executive officers, as further described under “—Elements of Compensation—Long-Term Incentive Program,” which were granted on March 12, 2025.
•Retirement compensation provided through our 401(k) plan and our non-qualified deferred compensation plan permits our executive officers to, among other things, reduce their current income taxes by making limited pre-tax contributions to increase, enhance, and diversify their retirement savings. For additional information, see “—Elements of Compensation—Retirement Compensation.”
Consideration of Say-On-Pay Results
At the 2025 annual meeting of stockholders, 100% of the shares of preferred stock and more than 98% of the shares of common stock voting on the matter voted for the approval of compensation of our named executive officers for 2025. We believe this indicates strong stockholder support for our compensation program.
How We Determine Compensation
The Committee reviews and approves the salary and incentive compensation of our executive officers. Our President and Chief Executive Officer and, during 2025, our Interim President and Chief Executive Officer provided the Committee with his or her performance assessment and compensation recommendations for our other executive officers, which the Committee considers in making compensation decisions regarding our other executive officers.
The Committee has unrestricted access to management. It may also request the participation of management or the Committee’s independent compensation consultant at any meeting or executive session. Committee meetings are regularly attended by our President and Chief Executive Officer (or our Interim President and Chief Executive Officer, as applicable), except for executive sessions and discussions of their own compensation. The Committee regularly discusses executive compensation matters, including the compensation of our President and Chief Executive Officer and our Interim President and Chief Executive Officer, in executive sessions with non-management members of our Board of Directors.
The Committee has sole discretion, at Company expense, to retain and terminate independent advisors, including sole authority to approve the fees and retention terms for these advisors, if it determines the services of these advisors to be necessary or appropriate. FW Cook served as the Committee’s independent compensation consultant for 2025. The independent compensation consultant provides the Committee with information and guidance regarding the compensation of our executive officers, including a review of our peer group and comparative compensation information benchmarked against our peer group and survey data, as well as the compensation of our non-employee directors.
Use of Peer Group and Survey Data. The Committee uses a peer group as well as survey data for similar-sized companies when designing our executive compensation program. The Committee also uses this information to review the competitiveness of our executive officer compensation and to set executive officer compensation. The Committee reviews a benchmarking report periodically prepared by its independent compensation consultant identifying the ranges of compensation for persons with similar responsibilities to those of our executive officers with respect to our peer group and the survey data. If insufficient peer group data is available for a specific executive officer position, the Committee will only review survey data for that position. In addition, the Committee reviews executive compensation information for Brown-Forman Corporation, a large alcohol beverage producer, when designing our executive compensation program.

The Committee targets a total direct compensation range for each executive officer that is within 80% to 120% of the median total direct compensation for comparable positions within our peer group and the survey data. Although the ultimate goal is to compensate executive officers at the midpoint of this targeted range, an executive officer’s total direct compensation may fall above or below the targeted level because of his or her tenure, experience level, performance, or other factors.
The Committee approved the peer group used for 2025 compensation decisions for our executive officers in December 2024. In establishing this peer group, the Committee worked with its independent compensation consultant to determine the appropriate size and relevant industries of the peer group, which were food ingredient, beverage and consumer food and packaged goods companies. The peer group for 2025 compensation decisions for our executive officers consisted of the following 15 companies:

2025 Peer Group Companies
B&G Foods, Inc.	Calavo Growers, Inc.	Inter Parfums, Inc.	Tootsie Roll Industries, Inc.
Balchem Corporation	Celsius Holdings, Inc.	J&J Snack Foods Corp.	Turning Point Brands, Inc.
Boston Beer Company	Duckhorn Portfolio, Inc. (The)	Limoneira Company	The Vita Coco Company, Inc.
Cal-Maine Foods, Inc.	Freshpet, Inc.	Sensient Technologies Corporation

The 2025 peer group is the same as the 2024 peer group, except that The Vita Coco Company, Inc. was added to the 2025 peer group and Vintage Wine Estates, Inc. (which has filed for bankruptcy) and Hostess Brands, Inc. (which has been acquired) have been removed from the peer group.
Elements of Compensation
Base Salary. The Committee targets for each executive officer’s base salary a range that is within 80% to 120% of the median base pay for comparable positions within our peer group and the survey data. Although the ultimate goal is to compensate executive officers at the midpoint of this targeted range, a particular individual’s salary may fall above or below the targeted level because of his or her tenure, experience level, performance, or other factors.
When making base salary adjustments, the Committee also takes into account each executive officer’s performance, Company performance, and any changes in an executive officer’s duties. When made, annual base salary adjustments usually take place after the start of the next year but are retroactive to the beginning of the year. Adjustments sometimes occur at other times of the year for reasons such as a promotion or other change in duties.
As a result of its review in February 2025, the Committee determined to increase the base salaries of Ms. Lapish and Mr. Pasagic primarily to more closely align with the median for base pay of comparable positions within the survey data, while also taking Company performance into account. The Committee approved Ms. Francis’ 2025 base salary in connection with its approval of the Francis Offer Letter. Pursuant to the Gall Interim Service Agreement, the Committee increased Mr. Gall’s base pay to $525,000 and agreed to continue this base salary following the end of Mr. Gall’s service as our Interim President and Chief Executive Officer.

Named Executive Officer	2024 Base Salary ($)	2025 Base Salary ($)	Increase (%)
Julie M. Francis	—	900,000	—
Brandon M. Gall	483,600	525,000	9
Erika Lapish	316,160	338,762	7
Amel Pasagic	425,000	439,875	4
Incentive Compensation. The Committee believes a significant portion of executive officer compensation should be incentive based, and that by rewarding good performance, such arrangements help align the interests of our executive officers with those of our stockholders. The goal of our incentive program is to closely align how we compensate executive officers with our business strategy. Specifically, the Committee wants to encourage executive officers to focus on driving Company profitability, reducing costs, and creating efficiencies to improve our ongoing operations. The Committee rewards our executive officers for success by basing short-term bonuses and long-term equity incentive awards on the attainment of performance metrics that they believe correspond with the creation of stockholder value. We modified our long-term incentive program design for 2025, as further described under “—Long-Term Incentive Program.”
Short-Term Incentive Plan. Our Short-Term Incentive Plan (the “STI Plan”) is designed to attract, motivate, and retain executive officers and to tie their short-term incentive (“STI”) compensation to achievement of profitability and other goals. Pursuant to the STI Plan, STI incentive compensation, payable in cash, is dependent on the achievement of Company financial performance metrics established by the Committee.
Each executive officer is entitled to an STI award equal to a certain percentage of the executive officer’s base salary if the target level of performance is achieved, with the opportunity to earn up to 200% of this target payout based on the level of achievement of the performance metrics. For 2025, the Committee set the target STI opportunity for each of the named executive officers as a percentage of base salary as follows: 100% for Ms. Francis (prorated based on her July 21, 2025 start date), 100% for Mr. Gall (while serving in the additional role of Interim President and Chief Executive Officer from January 1 to July 20, 2025), 60% for Mr. Gall (while serving as Chief Financial Officer and Treasurer from July 21 to December 31, 2025), and 50% for Ms. Lapish and Mr. Pasagic. The Committee made no changes to these target percentages in 2025 as compared to 2024, other than for Mr. Gall during his service as Interim President and Chief Executive Officer.
The Committee amended the STI Plan effective January 1, 2025. As a result of this amendment, STI awards are subject to a “double trigger” change-in-control provision, which means that the STI awards are only accelerated if a participant’s termination of employment without cause occurs in the same performance year following the change in control (or a termination of employment without cause occurs after the end of the performance period but before the date STI awards are paid). Prior to 2025, STI awards had a “single trigger” change-in-control provision (for more information, see “Compensation Tables—Potential Payments on Termination or Change in Control”).
For 2025, the Committee chose adjusted operating income (“Adjusted Operating Income”), adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”), and adjusted basic earnings per share (“Adjusted Basic EPS”), with the weightings and payout scale presented in the table below, as the STI performance metrics. Adjusted Operating Income was the core measure of performance under the STI Plan, reflecting the Committee’s belief that this measure of performance is the most sensitive to management’s performance. Adjusted EBITDA is a common metric used by stockholders to measure performance and Adjusted Basic EPS reflects the Company’s full financial performance. The selection of adjusted financial metrics reflects the Committee’s belief that, consistent with the Company’s external financial reporting, it is appropriate to avoid the impact (positive or negative) of unusual or non-recurring items. Beginning in 2025, the STI award no longer includes an individual performance component and is based solely on the achievement of quantitative financial performance goals. Previously, quantitative financial performance goals represented 90% of the total STI award and 10% of the total STI award was based on individual performance.
The performance metric payout levels listed below include the impact of estimated bonus payments that would be made as a result of achievement of these metrics under the STI Plan. The Committee chose the targeted achievement levels based on considerations that included the Board-approved 2025 budget plan and the anticipated industry headwinds and market conditions for our business in 2025.

Performance Metrics	Weighting (%)	Threshold Payout of 50% ($)	Target Payout of 100% ($)	Maximum Payout of 200% ($)
Adjusted Operating Income	70	72.6 million	90.8 million	108.9 million
Adjusted EBITDA	20	101.8 million	120.0 million	138.1 million
Adjusted Basic EPS	10	2.31	2.94	3.58
As permitted by the STI Plan, the Committee may adjust or modify the calculation of a performance goal in its discretion. In determining the level of achievement of the financial performance metrics for 2025, the Committee approved further adjustments to Adjusted Operating Income and Adjusted EBITDA of $1.6 million and Adjusted Basic EPS of $0.05 related to tariff impacts that were not reasonably predicable at the time the targeted achievement levels were originally approved by the Committee.
For 2025, after applying the additional adjustments described above, the Committee determined that the following results were achieved for purposes of each STI performance metric.

Performance Metrics	Weighting (%)	Actual Performance Achieved ($)	Resulting Performance Factor Achievement (%)
Adjusted Operating Income	70	89.2 million	95
Adjusted EBITDA	20	117.6 million	94
Adjusted Basic EPS	10	2.91	98
The following table shows the STI awards for 2025 paid to our named executive officers in March 2026, as a result of this performance.

Named Executive Officer	STI Award Paid ($)	Target STI Award ($)	Percentage of Target STI Award (%)
Julie M. Francis(1)	384,164	404,384	95
Brandon M. Gall(2)	409,658	431,219	95
Erika Lapish(3)	—	169,381	N/A
Amel Pasagic(3)	—	219,938	N/A
(1)Ms. Francis’ STI award for 2025 was prorated based on her July 21, 2025 start date.
(2) Mr. Gall’s target STI award for 2025 was 100% of his base salary from January 1 to July 20, 2025 (while serving in the additional role of Interim President and Chief Executive Officer) and 60% of his base salary from July 21 to December 31, 2025.
(3)     Ms. Lapish and Mr. Pasagic were not employed by the Company when the STI awards for 2025 were paid in March 2026. As a result, they were not eligible to receive payment of an STI award for 2025 under the STI Plan; however, in connection with their terminations of employment, Ms. Lapish and Mr. Pasagic were entitled to payment of their 2025 STI awards as a separation benefit. See “Compensation Tables—Potential Payments on Termination or Change in Control” for information about their separation payments and benefits.

Long-Term Incentive Program. Under our long-term incentive (“LTI”) program, we have historically issued a variable number of RSUs based on the achievement of backward-looking profitability and other goals, which were designed to attract and motivate our executive officers, align with stockholder value creation, and align with our pay-for-performance compensation philosophy.
In March 2025, the Committee approved a new design for our annual LTI program following a review of peer group LTI compensation practices prepared by the Committee’s independent compensation consultant. As a result of the Committee’s decision to change the LTI program, commencing in 2025, the Company granted annual LTI awards in the form of PSUs with forward-looking financial performance goals in addition to time vesting RSUs to incentivize future performance and service with us.
For 2025, the Committee set the LTI target opportunity for Ms. Francis at $2,300,000 and for the other named executive officers as a percentage of base salary as follows: 115% for Mr. Gall and 80% for Ms. Lapish and Mr. Pasagic. The Committee made no changes to these LTI target opportunities in 2025 as compared to 2024, other than an increase in the LTI target opportunity for Ms. Lapish and Mr. Pasagic from 65% to 80% of base salary to more closely align with the benchmark compensation of our peer group and in the survey data.
For 2025, 75% of the annual LTI incentive award value was allocated to PSUs (at target level) and 25% of the annual LTI incentive award value was allocated to RSUs. PSU and RSU awards were granted to Ms. Francis on August 4, 2025 and to other executive officers on March 12, 2025.
The RSUs granted to Ms. Francis will vest in three equal annual installments beginning on August 4, 2026, and the RSUs granted to the other executive officers will vest in three equal annual installments beginning on February 20, 2026. The RSUs have dividend equivalents, which entitle the holder to dividend payments that are paid at the same time as dividend payments are made to holders of our common stock.
The PSUs granted in 2025 have a one-year performance period, reflective of the current uncertainty affecting our industry, with two additional years of a service-vesting requirement, and the number of PSUs achieved is based on attainment of the same performance metrics, weightings, targeted achievement levels, and payout scale as those set for the 2025 STI awards discussed above. As discussed above under “Short-Term Incentive Plan,” in February 2026, the Committee reviewed 2025 performance against the Adjusted Operating Income, Adjusted EBITDA and Adjusted Basic EPS goals, and determined that 95% of the PSUs were earned. The earned PSUs granted to Ms. Francis will vest on August 4, 2028, and the PSUs granted to the other executive officers will vest on February 20, 2028. Dividend equivalents are accumulated and paid only on PSUs actually earned and are paid when the shares underlying the PSUs are vested and settled. If no PSUs are earned, the PSUs will be forfeited and no dividend equivalents will be paid
In connection with recruiting and hiring Ms. Francis, we awarded a sign-on stock option award to Ms. Francis pursuant to the terms of the Francis Offer Letter. The grant date of this award was August 4, 2025, which was the first trading day following the expiration of the blackout period that was in effect under our insider trading policy on Ms. Francis’ start date. Under the terms of the Francis Offer Letter, we agreed to grant Ms. Francis the number of stock options determined by dividing $1,500,000 by 38% of the closing stock price of our common shares on the grant date. The stock options vest on August 4, 2027, expire on August 4, 2035, and the exercise price is $28.54, the closing stock price on the grant date.

In addition, pursuant to the terms of the Gall Interim Service Agreement, in addition to Mr. Gall’s annual LTI grants, the Committee granted Mr. Gall a special RSU award valued at $525,000 on January 1, 2025, which vests on January 1, 2027 in connection with his appointment as our Interim President and Chief Executive Officer. Mr. Gall’s annual target incentive opportunity under our LTI program did not change in connection with his service as our Interim President and Chief Executive Officer and remained at 115% of his base salary.
Retirement Compensation. We provide retirement compensation through our 401(k) plan, a tax-qualified defined contribution plan. We provide a Company match of 1% for each 1% of employee deferral to their 401(k) plan account, up to a maximum of 6%. In addition, our non-qualified deferred compensation plan permits participants to defer salary or short-term incentive payments. Amounts deferred are deemed invested in investments selected by the participant from the choices available in our 401(k) plan. For more information, see “Compensation Tables—Non-Qualified Deferred Compensation” and “Compensation Tables—Potential Payments on Termination or Change in Control.”
Executive Severance Plan. The Committee has adopted the MGP Ingredients, Inc. Executive Severance Plan (the “Severance Plan”). The Severance Plan is designed to provide uniform treatment of executives, attract these executives, and encourage retention of these executives by providing financial protection in the event of unexpected job loss resulting from certain terminations of employment. More information about the Severance Plan can be found under “Compensation Tables—Potential Payments on Termination or Change in Control.”
Other Compensation Programs. We provide limited executive perquisites to our executive officers, and we do not offer significant executive benefits, such as supplemental executive retirement plans. We provide supplemental long-term disability coverage to our executive officers, and executive officers can elect to receive supplemental life insurance coverage. Ms. Francis receives an automobile allowance of $1,200 per month and reimbursement for gas expenses pursuant to the terms of the Francis Offer Letter. Mr. Gall, Ms. Lapish, and Mr. Pasagic each received an automobile allowance of $600 per month and reimbursement for gas expenses, which began in 2025 for Mr. Gall and Ms. Lapish. In addition, pursuant to the Francis Offer Letter, we agreed to pay Ms. Francis for certain personal benefits as part of her hiring package, as described further under “Compensation Tables—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards.”
Executive Compensation Decisions for 2026
Prior to the date of this Proxy Statement, the Committee made decisions that will affect executive officer compensation in 2026. This section provides a brief overview of those decisions.
Short Term Incentive Plan. For 2026, the Committee changed the STI performance metrics and weightings and chose Adjusted EBITDA (weighted at 50%), net sales (weighted at 25%), and ownership cost management (weighted at 25%). Adjusted EBITDA is a common metric used by stockholders to measure performance. Net sales was added as an STI performance metric in order to incentivize increasing our commercial business and market share. Ownership cost management was added as an STI performance metric in order to incentivize cost discipline across our organization. For 2026, the Committee also increased the target STI opportunity for Mr. Gall to 75% of base salary to more closely align with benchmark compensation in the peer group and survey data. No changes were made to the LTI performance metrics.
Compensation of Ms. Francis. Following a review of Ms. Francis’ compensation, which included considering that the prolonged cyclical challenges facing the entire distilled spirits industry as well as the Company have depressed the value of Ms. Francis’ sign-on equity awards to below a market competitive value, the Committee approved certain adjustments and supplemental terms for Ms. Francis’ compensation on April 6, 2026 to incentivize and retain her continued leadership and support creation of long-term shareholder value. The Committee increased Ms. Francis’ annual base salary to $930,000 (effective January 1, 2026) and her 2026 STI target opportunity to 125% of base salary. The Committee also approved the grant of 150,000 stock options to Ms. Francis, which will be granted on the first trading day following the expiration of the blackout period under our insider trading policy in effect as of April 6, 2026, and will vest 50% on each of the third and fourth anniversaries of the grant date, expire ten years from the grant date, and have an exercise price equal to the closing stock price on the grant date. In addition, the Committee provided that Ms. Francis’ continued service on the Ascend Wellness Holdings, Inc. board of directors will not give rise to grounds for a termination for cause under the Severance Plan, as amended by the Francis Offer Letter.
Compensation of Ms. Molamphy. Effective February 21, 2026, Ms. Molamphy, who had been serving as our Chief Legal Officer and Corporate Secretary, assumed the role of Chief Legal and Human Resources Officer, Secretary. In connection with this appointment, the Committee set her base salary at $425,000 (effective February 21, 2026), her 2026 STI target opportunity at 65% of base salary, and her 2026 LTI target opportunity at 80% of her base salary. The Committee also approved an automobile allowance of $600 per month and reimbursement for gas expenses for Ms. Molamphy.

Special Retention Awards for Mr. Gall and Ms. Molamphy. The Committee granted special RSU awards to Mr. Gall and Ms. Molamphy on March 5, 2026 to encourage their retention, granting an RSU award valued at $262,500 to Mr. Gall and an RSU award valued at $212,500 to Ms. Molamphy. Each of these awards will vest in two equal annual installments beginning on March 5, 2029.
Stock Ownership Guidelines
We have adopted stock ownership guidelines to better align the interests of our executive officers with the interests of stockholders and promote our commitment to sound corporate governance. Under the guidelines, our executive officers are expected to achieve ownership of our common stock at specified levels within five years of becoming an executive officer. Our Chief Executive Officer is expected to own shares of our common stock valued at five times her annual base salary. Our Chief Financial Officer is expected to own shares of our common stock valued at two times his annual base salary and our other executive officers are expected to own shares of our common stock valued at one and one half times their annual base salaries.
Shares that count toward the ownership levels include shares owned outright, shares owned by immediate family members residing in the same household, shares that are beneficially owned by the executive officer and reportable on Table 1 of Form 3, 4, or 5 of the Securities Exchange Act of 1934, as amended, shares held in trust for the benefit of the executive officer or his or her immediate family members, unvested RSUs, and unvested PSUs that are not subject to ongoing performance conditions. Stock options and unvested PSUs with performance criteria that have not been met do not count toward the ownership guidelines. Shares are valued based on the average closing price of our common stock for the 20 trading days prior to the December 31 measurement date.
As of March 16, 2026, each of our executive officers has either met our stock ownership guidelines or were in their five-year phase-in period.
Insider Trading Policy and Prohibition on Hedging, Pledging, and Short Sales
We have an insider trading policy governing the purchase, sale, and other dispositions of our securities by our directors, officers, employees, and other covered persons. We do not transact in our own securities if the Company is aware of material non-public information about itself. We believe that our insider trading policy and our procedures for transacting in our own securities are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and any applicable listing standards.
Our insider trading policy also prohibits directors, officers, employees, and other covered persons from entering into any hedging or monetization transactions or otherwise trading in any instrument relating to the future price of our securities, such as a put or call option, futures contract, short sale, collar, or other derivative security. In addition, we prohibit pledging shares of our common stock as collateral by directors, officers, employees, and other covered persons. As of the date of this Proxy Statement, no directors or executive officers had shares pledged.
Equity Grant Timing Policy

The Committee does not take material nonpublic information into account when determining the timing or terms of equity awards, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive officer compensation.
Compensation Clawback
We have adopted a compensation clawback policy that complies with SEC and Nasdaq rules for our Section 16 officers. The policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former Section 16 officers that was received during the three years preceding the date that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.
Human Resources and Compensation Committee Report
The Human Resources and Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” section of this Proxy Statement. Based on such review and discussion, the Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

Human Resources and Compensation Committee Members:
Thomas A. Gerke (Chair)
Geraldo I. Lopez
Jennifer Lowry
Lori L.S. Mingus
Kevin S. Rauckman
Martin Roper
Todd B. Siwak

COMPENSATION TABLES
Summary Compensation Table
The following table sets forth information regarding the compensation of our named executive officers for 2025, 2024, and 2023:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Julie M. Francis President and Chief Executive Officer	2025	398,077	100,000	2,300,008	1,655,571	384,164	142,713	4,980,533
Brandon M. Gall Chief Financial Officer and Treasurer	2025	535,096	100,000	1,128,738	—	409,658	32,501	2,205,993
	2024	483,600	—	929,995	—	—	23,494	1,437,089
	2023	465,000	—	622,487	—	558,000	22,531	1,668,018
Erika Lapish Former Chief Human Resources Officer	2025	345,276	—	271,021	—	—	32,522	648,819
	2024	316,160	—	395,210	—	—	22,356	733,726
	2023	304,000	—	328,874	—	304,000	21,077	957,951
Amel Pasagic Former Chief Commercial Officer	2025	448,334	—	351,890	—	—	32,661	832,885
	2024	421,885	—	447,168	—	—	33,349	902,402
	2023	344,000	—	357,547	—	344,000	31,661	1,077,208
(1)Amounts represents a cash signing bonus paid to Ms. Francis as part of her hiring package pursuant to the Francis Offer Letter and a bonus paid to Mr. Gall pursuant to the Gall Interim Service Agreement. Ms. Francis’ signing bonus must be repaid if she resigns or is terminated for cause within one year of her start date.
(2)Amounts represent the aggregate grant date fair value of RSUs and PSUs granted during the listed year computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For PSUs, the amounts assume that the target level (or 100%) of performance will be achieved. The grant date values of the PSUs granted in 2025 assuming that the maximum level (200% of target level) of performance will be achieved are: $3,450,025 for Ms. Francis, $905,624 for Mr. Gall, $406,516 for Ms. Lapish, and $527,835 for Mr. Pasagic. Based on our actual performance over the performance period, the number of PSUs earned and payable for 2025 equals 95% of the target number of PSUs awarded. Ms. Lapish and Mr. Pasagic each forfeited all of their unvested equity awards upon their termination of employment pursuant to the terms of the equity award agreements.
(3)Amount represents the aggregate grant date fair value of stock options made during the listed year computed in accordance with FASB ASC Topic 718. The amount was calculated using the Black-Scholes option valuation model. For information regarding the assumptions used in calculating this amount, see Note 12 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
(4) For 2025, amounts represent annual cash incentive payments under the STI Plan for 2025 performance that were paid in March 2026. Ms. Lapish and Mr. Pasagic were not employed by the Company when the STI awards for 2025 were paid in March 2026. As a result, they were not eligible to receive any payment of an STI award for 2025; however, in connection with their terminations of employment in 2026, Ms. Lapish and Mr. Pasagic were entitled to payment of their 2025 STI awards as a separation benefit. See “Compensation Tables—Potential Payments on Termination or Change in Control” for more information about their separation payments and benefits.
(5) Includes Company contributions to 401(k) plan accounts for 2025 in the following amounts: Ms. Francis - $21,000, Mr. Gall - $21,000, Ms. Lapish - $20,717, and Mr. Pasagic - $21,000. Includes an automobile allowance and gas reimbursement in the following amounts: Ms. Francis - $6,000, Mr. Gall - $8,653, Ms. Lapish - $8,339, and Mr. Pasagic - $9,221. Includes amounts paid by the Company for the purchase of additional life insurance for Mr. Gall and amounts paid by us for the purchase of long-term disability insurance for each of the named executive officers. For Ms. Francis, includes $100,000 as a temporary housing and commuting expense stipend, $10,000 intended for legal expenses associated with the negotiation of the Francis Offer Letter and related matters, and reimbursement of additional commuting costs.

Grants of Plan-Based Awards
The following table sets forth information about STI and LTI awards granted to each named executive officer during the year ended December 31, 2025.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Julie M. Francis
STI Opportunity		202,192	404,384	808,768
PSUs	8/4/2025(5)				30,881	61,762	123,524				1,725,013
RSUs	8/4/2025(5)							20,587			574,995
Stock Options	8/4/2025(5)								138,310	28.54	1,655,571
Brandon M. Gall
STI Opportunity		215,610	431,219	862,438
RSUs	1/1/2025(6)							13,335			524,999
PSUs	3/12/2025(7)				7,204	14,407	28,814				452,812
RSUs	3/12/2025(7)							4,802			150,927
Erika Lapish
STI Opportunity		84,691	169,381	338,762
PSUs	3/12/2025(7)				3,234	6,467	12,934				203,258
RSUs	3/12/2025(7)							2,156			67,763
Amel Pasagic
STI Opportunity		109,969	219,938	439,876
PSUs	3/12/2025(7)				4,199	8,397	16,794				263,918
RSUs	3/12/2025(7)							2,799			87,973
(1)Amounts reflect the threshold, target, and maximum potential STI awards that could have been earned for 2025 under the STI Plan, as described under “Compensation Discussion and Analysis—Elements of Compensation—Short-Term Incentive Plan.” For 2025, Ms. Francis and Mr. Gall received an STI award payout that was 95% of target, as reported in the Summary Compensation Table. Amounts for Ms. Francis are prorated based on her start date. Amounts for Mr. Gall are prorated based on the time he served as Interim President and Chief Executive Officer during 2025.
(2)Amounts reflect the threshold, target, and maximum number of shares of our common stock that could be issued with respect to PSUs granted in 2025, as described under “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Incentive Program.” The PSUs granted to Ms. Francis vest on August 4, 2028 and the PSUs granted to the other named executive officers vest on February 20, 2028. The PSUs are subject to a one-year performance period from January 1 to December 31, 2025, and based on our actual performance over the performance period, the number of PSUs earned and payable equals 95% of the target number of PSU awarded.
(3)The exercise price of these stock options is the closing price of our common stock on the grant date. The stock options vest on August 4, 2027.
(4)Amount represents the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. For more information, see the Summary Compensation Table.
(5)This award was approved by the Human Resources and Compensation Committee on July 18, 2025.
(6)This award was approved by the Human Resources and Compensation Committee on December 19, 2024.
(7)This award was approved by the Human Resources and Compensation Committee on March 11, 2025.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards

Ms. Francis’ Offer Letter Agreement. We entered into the Francis Offer Letter with Ms. Francis on July 18, 2025 in connection with her appointment as our President and Chief Executive Officer effective July 21, 2025. The key compensation elements contained in the Francis Offer Letter include:
•Base salary: $900,000 per year, which may be increased but not decreased by the Human Resources and Compensation Committee.
•STI opportunity: Targeted at 100% of base salary. For 2025, her STI opportunity will be prorated based on her July 21, 2025 start date.
•LTI opportunity: For 2025, target grant date fair value of $2,300,000, with 25% of this value in the form of RSUs which will vest in three equal installments on August 4, 2026, 2027, and 2028 and 75% in the form of PSUs that will vest on August 4, 2028. Target grant date fair value for 2026 will be $2,300,000.
•Sign-on cash bonus and stock option award: $100,000 cash bonus, subject to reimbursement if her employment ends prior to the one-year anniversary of her start date due to a voluntary resignation or a termination by the Company for cause. One-time stock option award, determined by dividing $1,500,000 by 38% of the closing stock price of our common stock on the August 4, 2025 grant date, of which the options vest on August 4, 2027, and expire on August 4, 2035.
•Personal benefits: Stipend of $100,000 for temporary housing and commuting expenses, paid in four installments over the first year of employment and subject to continued employment through each payment date; payment of $10,000 intended to cover legal expenses associated with negotiation of the Francis Offer Letter and related matters; automobile allowance of $1,200 per month; and gas reimbursement.

•Severance: Eligible to participate in the Severance Plan, as described under “—Potential Payments on Termination or Change in Control.”
In connection with the Francis Offer Letter, we entered into an Employee Creation, Invention and Restrictive Covenants Agreement with Ms. Francis, which includes an 18-month post-employment non-compete covenant and a 24-month post-employment non-solicit covenant applying to employees and customers as well as confidentiality covenants and an agreement to assign any creations or inventions to us.
Mr. Gall’s Interim Service Agreement. We entered into the Gall Interim Service Agreement with Mr. Gall on December 19, 2024 in connection with his appointment as Interim President and Chief Executive Officer effective January 1, 2025. The key compensation elements contained in the Gall Interim Service Agreement include:
•Base salary: $525,000, which we agreed to continue following Mr. Gall’s service as our Interim President and Chief Executive Officer.
•STI opportunity: Targeted at 100% of base salary, prorated for the period of his interim service. Mr. Gall’s STI opportunity during 2025 when he was not serving as our Interim President and Chief Executive Officer was targeted at 60% of base salary.
•One-time supplemental cash incentive: $100,000, paid in January 2025.
•LTI compensation: Granted a special RSU award valued at $525,000 on January 1, 2025, which vests on January 1, 2027. Mr. Gall’s annual LTI opportunity during 2025 continued to be targeted at 115% of base salary.
•Personal benefits: Automobile allowance of $600 per month and gas reimbursement as long as this benefit is provided to our other executive officers.
Outstanding Equity Awards on December 31, 2025
The following table shows information concerning outstanding equity awards held by each named executive officer on December 31, 2025. Amounts shown are based on a price of $24.30 per share, the closing stock price of our common stock on December 31, 2025.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Julie M. Francis	—	138,310	(1)	28.54	8/4/2035
						20,587	(2)	500,264
									61,762	(3)	1,500,817
Brandon M. Gall						6,426	(4)	156,152
						7,303	(5)	177,463
						13,335	(6)	324,041
						4,802	(7)	116,689
									14,407	(8)	350,090
Erika Lapish						3,395	(4)	82,499
						3,104	(5)	75,427
						2,156	(7)	52,391
									6,467	(8)	157,148
Amel Pasagic						3,691	(4)	89,691
						3,512	(5)	85,342
						2,799	(7)	68,016
									8,397	(8)	204,047
(1)This stock option award vests on August 4, 2027.
(2)This RSU award vests in equal installments on August 4, 2026, 2027, and 2028.
(3)This PSU award vests on August 4, 2028, subject to the achievement of performance conditions based on a one-year performance period. The amount reported represents the target number of PSUs that may be earned. The actual number of shares that may be earned may range between 0% and 200% of the target award level. Based on our actual performance over the performance period, the number of PSUs earned and payable equals 95% of the target number of PSUs awarded.
(4)This RSU award vested on February 16, 2026.
(5)This RSU award vests in equal installments on February 14, 2025, 2026, and 2027.
(6)This RSU award vests on January 1, 2027.
(7)This RSU award vests in equal installments on February 20, 2026, 2027, and 2028.
(8)This PSU award vests on February 20, 2028, subject to the achievement of performance conditions based on a one-year performance period. The amount reported represents the target number of PSUs that may be earned. The actual number of shares that may be earned may range between 0% and 200% of the target award level. Based on our actual performance over the performance period, the number of PSUs earned and payable equals 95% of the target number of PSUs awarded.

Option Exercises and Stock Vested
The following table sets forth information with respect to our named executive officers concerning RSUs that vested during the year ended December 31, 2025. Mr. Gall, Ms. Lapish, and Mr. Pasagic are the only named executive officers with RSU awards that vested in 2025. No stock options were exercised by any named executive officer during 2025 and no PSUs vested during 2025.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Brandon M. Gall	16,419	532,578
Erika Lapish	3,843	126,227
Amel Pasagic	4,063	133,511
(1)Amounts calculated using the closing market price of our common stock on the vesting date (or if such date is not a trading day, the closing market price of our common stock on the trading day immediately preceding the vesting date), multiplied by the number of shares vested.
Non-Qualified Deferred Compensation

We have adopted a non-qualified deferred compensation plan for our executive officers, which permits participants to defer salary or short-term incentive payments. Amounts deferred are deemed invested in investments selected by the participant that have been available in our 401(k) plan. Aggregate earnings (losses) represent price appreciation (or depreciation) on the investments plus dividends or interest paid on investments.
The following table sets forth the contributions made by our named executive officers and the earnings accrued on all such contributions under our non-qualified deferred compensation plan during the year ended December 31, 2025. Mr. Gall is the only named executive officer who participated in or who had a balance under our non-qualified deferred compensation plan during 2025.

	Executive Contributions in 2025	Registrant Contributions in 2025	Aggregate Earnings (Losses) in 2025	Aggregate Withdrawals/ Distributions	Aggregate Balance at 2025 Year End
Name	($)	($)	($)(1)	($)	($)(2)
Brandon M. Gall	—	—	25,308	135,383	177,659
(1)Amount is not included in the Summary Compensation Table because plan earnings were not preferential or above market.
(2)Amount includes $115,426 for Mr. Gall that was previously reported in the Summary Compensation Table for years prior to 2025.
Potential Payments on Termination or Change in Control
In order to offer competitive compensation to our executive officers, ensure retention of our executive officers, and incentivize our executive officers to remain focused on stockholder interests, we offer payments and benefits to our executive officers upon certain termination events and a change-in-control.
Executive Severance Plan. During 2025, each of our executive officers participated in the Severance Plan. Pursuant to the Severance Plan, upon a termination by us without cause or a termination by the Severance Plan participant for good reason (each as defined in the Severance Plan, and for Ms. Francis, as these definitions are modified by the Francis Offer Letter and as subsequently modified by the Human Resources and Compensation Committee), the participant will receive severance in an amount equal to:
•An applicable severance multiplier (one for any participant who is not the chief executive officer and two for any participant who is the chief executive officer) times the participant’s base salary in effect immediately prior to the date of the termination, which is paid in substantially equal installments over a one-year period following termination;
•The annual STI award based on our actual performance in the year prior to which termination occurs (if not already paid), which will be paid on the date that STI awards are paid to our senior executives;

•A prorated annual STI award based on our actual performance in the year in which termination occurs, which will be paid on the date that STI awards are paid to our senior executives; and
•Reimbursement for certain COBRA premiums for a limited period (up to 24 months after termination in the case of a participant who is the chief executive officer and six months in the case of a participant that is not the chief executive officer).
The Severance Plan does not affect the terms of any outstanding equity awards. Any severance benefits payable to a participant under the plan would be reduced by any severance benefits to which the participant would otherwise be entitled under any other severance policy or plan, including any agreement between a participant and us (unless the plan or agreement expressly provides for severance benefits to be in addition to those provided under the Severance Plan).
Pursuant to the Gall Interim Service Agreement, Mr. Gall agreed that he would continue to be treated as a participant who is not the chief executive officer for purposes of the Severance Plan while he was serving as our Interim President and Chief Executive Officer.

Equity Awards. The treatment of RSUs, PSUs, and stock options upon termination depends on the reason for the termination of employment. The following table summarizes treatment of equity awards under various termination scenarios for our named executive officers.

Termination Scenario	Treatment Upon Employment Termination
Change in Control(1)	RSUs, PSUs, and Stock Options

• Vesting accelerated if terminated without cause or with good reason(2) within 18 months following a change in control. Number of PSUs earned will be based on actual performance, with the ability to truncate the performance period. Vested options must be exercised within one year after separation date.

Retirement (required to be at least age 60 and have at least five years of service with us)	RSUs granted prior to March 2025
• Continued vesting.
RSUs granted during or after March 2025, PSUs, and Stock Options

• Continued vesting for awards granted at least one year prior to separation date. Number of PSUs earned will be based on actual performance. Vested options must be exercised within one year after separation date.

Death or disability(1)	RSUs, PSUs, and Stock Options

• Vesting accelerated. The number of PSUs earned will be paid at target level (if death or disability occurs during the performance period) or actual performance (if death or disability occurs after the performance period). Vested options must be exercised within one year after separation date.

(1)As defined in the 2014 Equity Incentive Plan, as amended (the “2014 Plan”), or the 2024 Plan, as applicable.
(2)Each as defined in the applicable award agreement, and for Ms. Francis, as these definitions are modified by the Francis Offer Letter and subsequently modified by the Human Resources and Compensation Committee.
In addition, pursuant to the Gall Interim Service Agreement, in the event that Mr. Gall’s employment is terminated by us without cause or terminated by Mr. Gall with good reason (each as defined in the RSU award agreement, as modified by the Gall Interim Service Agreement), the RSUs granted to Mr. Gall on January 1, 2025 will continue to vest.
Under the award agreements, upon termination of employment or separation from service for any other reason, any RSUs, PSUs, and stock options that have not previously vested are forfeited.
Short-Term Incentive Plan. Beginning January 1, 2025, the STI Plan has a “double trigger” change in control payment provision. Under this provision, in the event a change in control (as defined in the STI Plan) occurs and a participant’s termination of employment without cause (as defined in the STI Plan, and for Ms. Francis, as this definition is modified by the Francis Offer Letter and subsequently modified by the Human Resources and Compensation Committee) occurs in the same performance period and following the change in control, or after the end of the relevant performance period but before payment of STI awards, the participant will be entitled to receive (subject to the execution and not rescinding a release in favor of the Company) (i) a prorated STI award based on actual performance for the performance year in which the change in control occurs, and (ii) any unpaid STI award for any completed performance year preceding the termination date.

Upon an executive officer’s death or disability (as defined in the STI Plan), the executive officer (or his or her estate) is entitled to receive under the STI Plan (i) a prorated STI award based on actual performance for the performance year in which the termination occurs, and (ii) any unpaid STI award for any completed performance year preceding the termination date.
If an executive officer’s employment terminates for any other reason, the executive officer forfeits any rights to an STI award under the terms of the STI Plan. However, the Human Resources and Compensation Committee has the option to pay a prorated STI award based on actual performance for the performance year in which the termination occurs, unless the termination is for cause (as defined in the STI Plan and for Ms. Francis, as this definition is modified by the Francis Offer Letter and subsequently modified by the Human Resources and Compensation Committee).
Post Termination and Change-in-Control Benefits as of December 31, 2025. The following table sets forth estimated amounts that our named executive officers would have been entitled to in the event of the named executive officer’s employment with us terminated or a change in control occurred on December 31, 2025. Amounts shown are based on a price of $24.30 per share, the closing market price of our common stock on December 31, 2025, and do not include potential payments for dividend equivalents. None of our named executive officers were eligible for retirement benefits as of December 31, 2025.

Name	Termination Without Cause or for Good Reason(1) ($)	Change in Control and Termination Without Cause or for Good Reason(2) ($)	Death or Disability(3) ($)
Julie M. Francis	2,220,900	4,146,942	2,385,246
Brandon M. Gall	1,270,563	2,377,501	1,858,132
Erika Lapish(4)	508,858	868,449	528,377
Amel Pasagic(4)	661,486	1,098,375	656,036
(1)Amounts represent 2x base salary (for Ms. Francis) and 1x base salary plus (for Mr. Gall, Ms. Lapish, and Mr. Pasagic), 2025 STI award (based on our actual performance), plus certain COBRA premium payments for 24 months (for Ms. Francis) and 6 months (for Mr. Gall, Ms. Lapish, and Mr. Pasagic). For Mr. Gall, also includes vesting of RSUs granted to him on January 1, 2025 in connection with his appointment as our Interim President and Chief Executive Officer.
(2)Amounts represent amounts listed under “Termination Without Cause or for Good Reason” column plus vesting of outstanding RSUs (other than the RSUs granted to Mr. Gall on January 1, 2025), PSUs (based on actual performance), and stock options. Amounts payable in the event of a change in control may be subject to reduction under applicable “best net” provisions of the 2024 Plan to avoid excise taxes pursuant to Section 4999 of the Internal Revenue Code.
(3)Amounts represent vesting of outstanding RSUs, PSUs (at target), and stock options plus 2025 STI award (based on our actual performance). In addition, the named executive officer would be entitled to supplemental life insurance benefits in the case of death.
(4)The employment of Ms. Lapish and Mr. Pasagic concluded on February 20, 2026. Ms. Lapish and Mr. Pasagic were each entitled to receive severance payments under the Severance Plan on account of a termination without cause when their positions were restructured.

Equity Compensation Plan Information
The following table provides information as of December 31, 2025 with respect to shares of our common stock that may be issued under our existing equity compensation plan.

	Number of shares to be issued upon exercise of outstanding options, warrants, and rights	Weighted average of exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by stockholders	547,857(1)	$28.54(2)	907,717(3)
Equity compensation plans not approved by stockholders	—	—	—
(1)Represents 138,310 stock options, 266,079 RSUs, and 143,468 PSUs counted at the target level established on the award’s grant date issued under the 2014 Plan and the 2024 Plan.

(2)Represents the weighted average of exercise price of the 138,310 outstanding stock options referenced in footnote 1 above. RSUs and PSUs have no exercise price.
(3)Represents securities available for future issuance under the 2024 Plan.

CHIEF EXECUTIVE PAY RATIO
As required by SEC rules, we are providing the following information about the relationship of the annual total compensation of our median employee and the annual total compensation of our chief executive officer.
As of December 31, 2025, we had approximately 559 U.S. employees and 58 employees in the United Kingdom (including Northern Ireland). We used total cash compensation, consisting of base pay and annual incentive compensation, for the 12-month period from January 1, 2025 through December 31, 2025 to identify our median employee. We did not annualize compensation for employees who did not work for the entire measurement period.
Our median employee’s compensation for 2025, calculated using the same methodology as the Summary Compensation Table in this Proxy Statement, was $85,345. We had two non-concurrent CEOs, Mr. Gall and Ms. Francis, who served during 2025. For purposes of the CEO pay ratio, we annualized the 2025 compensation (excluding one-time payments) paid to Ms. Francis, who was serving as our CEO on December 31, 2025, the date on which we identified our median employee. Using the amounts reported in the Summary Compensation Table, this annualized amount was $5,961,923. Based on this information, we estimate that our CEO to median employee pay ratio is 70:1.
The CEO pay ratio is a reasonable estimate calculated in accordance with SEC rules. Because the SEC rules for identifying the median employee and calculating the CEO pay ratio allows companies to use different methodologies, exclusions, estimates and assumptions and because of our unique situation with an Interim President and Chief Executive Officer serving during a portion of 2025 and hiring a new President and Chief Executive Officer during 2025, our CEO pay ratio may not be comparable to the CEO pay ratio reported by other companies.

PAY VERSUS PERFORMANCE
As required by SEC rules, we are providing the following information about the relationship between executive officer “compensation actually paid” (“CAP”) and certain financial performance metrics. The table below reflects CAP to our chief executive officers (“CEO”) and average CAP to our other named executive officers (the “Other NEOs”) during 2021 through 2025. For additional information about our pay-for-performance philosophy and how we align executive compensation with our performance, see “Compensation Discussion and Analysis.”
Pay Versus Performance Table
Part I

Year	Summary Compensation Table Total for CEO(1)				Compensation Actually Paid to CEO(2)
	Colo (First CEO)	Bratcher (Second CEO)	Gall (Third CEO)	Francis (Fourth CEO)	Colo (First CEO)	Bratcher (Second CEO)	Gall (Third CEO)	Francis (Fourth CEO)
	($)	($)	($)	($)	($)	($)	($)	($)
2025	N/A	N/A	2,205,993	4,980,533	N/A	N/A	$1,529,844	4,411,550
2024	N/A	1,669,326	N/A	N/A	N/A	296,388	N/A	N/A
2023	4,709,865	N/A	N/A	N/A	4,318,377	N/A	N/A	N/A
2022	4,069,977	N/A	N/A	N/A	5,284,166	N/A	N/A	N/A
2021	3,373,695	N/A	N/A	N/A	4,038,070	N/A	N/A	N/A
Part II

Year	Average Summary Compensation Table Total for Other NEOs(3)	Average Compensation Actually Paid to Other NEOs(4)	Value of Initial Fixed $100 Investment Based on:		GAAP Net Income (Loss) (millions)(7)	Adjusted Operating Income (millions)(8)
			TSR(5)	Russell 2000 – Consumer Staples Index TSR(6)
	($)	($)	($)	($)	($)	($)
2025	740,852	532,153	53.74	126.88	(107.83)	89.17
2024	1,084,333	170,808	84.42	153.88	34.47	170.69
2023	1,409,103	1,298,732	209.85	128.73	107.13	180.30
2022	1,345,585	1,371,973	225.52	116.57	108.87	148.97
2021	1,139,922	1,441,624	179.30	135.66	90.82	126.36

(1)Amounts represent the compensation reported in the “Total” column of the Summary Compensation Table for David J. Colo, David S. Bratcher, Mr. Gall, and Ms. Francis for the years in which they served as CEO. Our CEO (i) for 2025 was Mr. Gall (from January 1 to July 20, 2025) and Ms. Francis (from July 21 to December 31, 2025), (ii) for 2024 was Mr. Bratcher, and (iii) for 2023, 2022, and 2021 was Mr. Colo.
(2)Amounts represent the amount of CAP to the CEOs, calculated in accordance with SEC rules. The amounts do not reflect the actual amount of compensation earned by or paid to the CEO during the applicable year. In accordance with SEC rules, the following adjustments were made to Mr. Gall’s and Ms. Francis’ compensation for 2025 to determine their CAP.

Name	Summary Compensation Table Total ($)	Minus:	Plus:	Compensation Actually Paid ($)
		Summary Compensation Table Stock and Option Awards ($)	Equity Awards Adjustments(A) ($)
Brandon M. Gall	2,205,993	1,128,738	452,589	1,529,844
Julie M. Francis	4,980,533	3,955,579	3,386,596	4,411,550
(A)The equity award adjustments are shown in the following table.

Name	Year-End Fair Value of Equity Awards That Were Granted in the Applicable Year That Remained Outstanding and Unvested ($)	Change in Fair Value from Prior Year-End to Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value as of Prior Year-End of Equity Awards Granted in Prior Year and Forfeited During Year ($)	Change in Fair Value from Prior Year-End to this Year-End of Equity Awards Granted in a Prior Year That Remain Outstanding and Unvested ($)	Total Equity Awards Adjustments ($)
Brandon M. Gall	773,323	(113,838)	0	(206,896)	452,589
Julie M. Francis	3,386,596	0	0	0	3,386,596
(3)    Amounts represent the average of the amounts reported for the Other NEOs in the “Total” column of the Summary Compensation Table in each applicable year. Our Other NEOs (i) for 2025 were Ms. Lapish and Mr. Pasagic, (ii) for 2024 were Mr. Gall, Ms. Lapish, Mr. Pasagic, and Curtis C. Landherr; (iii) for 2023 were Mr. Bratcher, Mr. Gall, Mr. Landherr, and Mr. Pasagic; (iv) for 2022 were Mr. Gall, Mr. Bratcher, David E. Dykstra, Stephen J. Glaser, Ms. Lapish, and Mr. Pasagic; and (v) for 2021 were Mr. Gall, Mr. Bratcher, Mr. Dykstra, and Mr. Glaser.
(4)    Amounts represent the average amount of CAP to the Other NEOs, calculated in accordance with SEC rules. The amounts do not reflect the actual average amount of compensation earned by or paid to the Other NEOs during the applicable year. In accordance with SEC rules, the following adjustments were made to average total compensation for the Other NEOs for 2025 to determine CAP.

Average Reported Summary Compensation Table Total for Other NEOs ($)	Minus:	Plus:	Average Compensation Actually Paid to Other NEOs ($)
	Average Reported Summary Compensation Table Stock and Option Awards for Other NEOs ($)	Average Equity Adjustments for Other NEOs(A) ($)
740,852	311,456	102,757	532,153
(A)     The equity award adjustments are shown in the following table.

Average Year-End Fair Value of Equity Awards that Were Granted in the Applicable Year That Remained Outstanding and Unvested ($)	Average Change in Fair Value from Prior-Year End to Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value as of Prior Year-End of Equity Awards Granted in Prior Year and Forfeited During Year ($)	Average Change in Fair Value from Prior Year-End to this Year-End of Equity Awards Granted in a Prior Year That Remain Outstanding and Unvested ($)	Total Average Equity Awards Adjustments ($)
231,761	(25,760)	0	(103,244)	102,757
(5)     The reported total shareholder return (“TSR”) is calculated based on a fixed investment of $100 made on December 31, 2020 through and including the end of the fiscal year for each year reported in the table, assuming dividend reinvestment.
(6)    The reported peer group is the Russell 2000 – Consumer Staples Index. We used this index as our industry comparison index in the stock performance graph required by SEC rules as reported in our Annual Report on Form 10-K for the year ended December 31, 2025.
(7)    Amounts represent the amount of net income reflected in our audited financial statements for the applicable year.
(8)    Our Company-selected measure is Adjusted Operating Income, a non-GAAP measure, as defined under “Compensation Discussion and Analysis.” While we use numerous financial and non-financial performance measures for the purpose of evaluating performance for our compensation programs, we have determined that Adjusted Operating Income is the financial performance measure that, in our assessment, represents the most important performance measure used by us to link CAP to our NEOs, for the most recently completed fiscal year, to Company performance.

Financial Performance Measures
As described in greater detail in “Compensation Discussion and Analysis,” our executive officer compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our STI and LTI awards are selected based on an objective of incentivizing our NEOs to increase stockholder value. The most important financial performance measures used by the Company to link executive officer CAP to our NEOs, for the most recently completed fiscal year, to our performance are:
•Adjusted Operating Income
•Adjusted EBITDA
•Adjusted Basic EPS

Relationship between Pay and Performance
As described in “Compensation Discussion and Analysis,” our executive officer compensation program reflects a pay-for-performance philosophy. In particular, our philosophy is to balance salary and benefits with incentive and equity compensation so that the interests of the executive officers are aligned with those of stockholders. The Human Resources and Compensation Committee generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with CAP (as computed in accordance with SEC rules) for a particular year.
The following graphics compare the amount of CAP to our CEOs and average CAP to our Other NEOs to (a) our TSR and the TSR for the Russell 2000 – Consumer Staples Index, (b) Net Income, and (c) Adjusted Operating Income (as defined under “Compensation Discussion and Analysis”). The year-over-year changes to CAP were driven by the level of achievement against the performance metrics in our incentive programs, including Adjusted Operating Income. In addition, in 2025, Mr. Gall received a special RSU grant and a one-time cash bonus in connection with assuming the additional role of Interim President and Chief Executive Officer. In connection with hiring Ms. Francis as our President and Chief Executive Officer. These one-time equity grants and payments significantly increased CAP to Ms. Francis and Mr. Gall for 2025.

Compensation Actually Paid vs. TSR
$6,000,000
$4,000,000
$2,000,000
$—
CAP
$250.00
$200.00
$150.00
$100.00
$50.00
$—
Cumulative TSR
2021
2022
2023
2024
2025
First CEO
Second CEO
Third CEO
Fourth CEO
Average for Other NEOs
Company TSR
Russell 2000-Consumer Staple Index

Compensation Actually Paid vs. Net Income
$6,000,000
$4,000,000
$2,000,000
$—
CAP
$150.00
$100.00
$50.00
$—
$(50.00)
$(100.00)
$(150.00)
Net Income (millions)
2021
2022
2023
2024
2025
First CEO
Second CEO
Third CEO
Fourth CEO
Average for Other NEOs
Net Income

Compensation Actually Paid vs. Adjusted Operating Income
$6,000,000
$4,000,000
$2,000,000
$—
CAP
$200.00
$150.00
$100.00
$50.00
$—
Adjusted Operating Income (millions)
2021
2022
2023
2024
2025
First CEO
Second CEO
Third CEO
Fourth CEO
Average for Other NEOs
Adjusted Operating Income

DIRECTOR COMPENSATION
Our non-employee directors receive compensation for their service. The Human Resources and Compensation Committee annually reviews the total compensation of our non-employee directors and each element of our non-employee director compensation program. As part of this process, the Human Resources and Compensation Committee evaluates data provided by its independent compensation consultant, including compensation data for our peer group companies, and makes a recommendation to the Board.
Our non-employee directors receive the following payments and fees for their services:
•Annual cash retainer of $85,000, payable quarterly;
•Annual equity award of our common stock, valued at $105,000, paid once per year, which vests immediately on grant;
•Annual cash retainers for Board committee chairs ($17,500 for the chair of the Audit Committee, $12,500 for the chair of the Human Resources and Compensation Committee, and $10,500 for the chair of the Nominating and Governance Committee), payable quarterly; and
•Annual cash retainer of an additional $70,000 for the non-executive Chairman of the Board, payable quarterly.
Non-employee director compensation in 2025 remained the same as 2024 compensation, other than increases, effective July 1, 2025, to the annual cash retainer for non-employee directors (increasing to $85,000 from $75,000) and to the annual cash retainers for Board committee chairs (increasing to $17,500 from $15,000 for the chair of the Audit Committee, increasing to $12,500 from $10,000 for the chair of the Human Resources and Compensation Committee, and increasing to $10,500 from $8,000 for the chair of the Nominating and Governance Committee). The annual equity award for non-employee directors was also increased to $105,000 in 2025, from $90,000 in 2024.

In addition, in connection with joining our Board of Directors, Mr. Lopez and Mr. Roper received RSUs on April 14, 2025 and Ms. Lowry received RSUs on May 21, 2025. Each of these RSU awards was valued at $90,000 and will vest on the second anniversary of the respective grant date. In addition, notwithstanding Ms. Michelson’s resignation from the Board on April 14, 2025, the Board approved payment to Ms. Michelson of a prorated amount of the annual cash retainer payable to all non-employee directors resulting in Ms. Michelson receiving an annual cash retainer of $37,500 for 2025 and allowed Ms. Michelson to remain eligible for reimbursement of up to $5,000 for board of director education programs and memberships in board of director-related organizations through December 31, 2025.

Non-employee directors may elect to have their cash compensation paid in the form of our common stock, which vests immediately on grant. In addition, non-employee directors who own more than ten times their ownership requirement under our stock ownership guidelines may elect to receive their annual equity award in cash (see “—Stock Ownership Guidelines” for information about the stock ownership requirements for our non-employee directors and “Principal Stockholders” for information about the stock ownership of our non-employee directors). Mr. Lux, Ms. Mingus, and Ms. Seaberg each owned more than ten times their stock ownership requirement and elected to receive their annual equity award in cash for 2025. Non-employee director compensation is prorated based on the relevant dates of service. Executive officers do not receive any additional compensation for serving as a member of our Board.
The following table shows compensation earned by or paid to our non-employee directors for 2025.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Neha J. Clark(3)	34,650	—	34,650
Thomas A. Gerke	91,258	104,992	196,250
Gerardo I. Lopez(4)	58,639	194,986	253,625
Jennifer Lowry(5)	61,549	194,976	256,525
Donn Lux	212,300	—	212,300
Lori L.S. Mingus	185,000	—	185,000
Preet H. Michelson(6)	37,500	—	37,500
Kevin Rauckman	83,128	104,992	188,120
Martin Roper(4)	101,339	194,986	296,325
Karen L. Seaberg(7)	179,125	—	179,125
Todd B. Siwak	85,888	104,992	190,880
(1)Mr. Gerke, Ms. Michelson, and Mr. Roper each elected to receive the following amounts of their cash compensation in shares of common stock: $21,246, $37,464, and $101,281, respectively. Mr. Lux, Ms. Mingus, and Ms. Seaberg each elected to receive their equity compensation in the form of cash. Amounts include fractional shares of equity compensation that were paid in the form of cash.
(2)Amount represents the grant date fair value of the awards computed in accordance with FASB ASC Topic 718.
(3)Based on Board service that ended on May 20, 2025.
(4)Based on Board service that began on April 14, 2025
(5)Based on Board service that began on May 20, 2025
(6)Based on Board service that ended on April 14, 2025.
(7)Based on Board service that ended on December 14, 2025.

Stock Ownership Guidelines
Under our stock ownership guidelines, each non-employee director is expected to own shares of our common stock valued at three times the annual cash and equity retainers payable to such director (which does not include any Board committee or Chairman of the Board retainers). Non-employee directors are required to satisfy their guideline level within five years of joining our Board. As of March 16, 2026, each of our non-employee directors has either met our stock ownership guidelines or was in their five-year phase-in period. For more information about our stock ownership guidelines, see “Compensation Disclosure and Analysis—Stock Ownership Guidelines.”

PROPOSAL 4 – APPROVE THE MGP INGREDIENTS, INC.
AMENDED AND RESTATED 2024 EQUITY INCENTIVE PLAN

On April 6, 2026, our Board, at the recommendation of its Human Resources and Compensation Committee (defined in this Proposal 4 as the “Committee”), approved the MGP Ingredients, Inc. Amended and Restated 2024 Equity Incentive Plan (the “A&R 2024 Plan”), subject to approval by our stockholders at the Annual Meeting. The A&R 2024 Plan will become effective on the date it is approved by our stockholders (the “Restatement Date”) and will amend and restate our existing 2024 Plan. We are seeking stockholder approval of the A&R 2024 Plan to increase the number of shares available under the 2024 Plan by an additional 750,000 shares and extend the term of the 2024 Plan an additional 10 years from the Restatement Date.
If the A&R 2024 Plan is approved, the total number of shares of our common stock that may be the subject of awards and issued under the A&R 2024 Plan is 2,069,320. In addition, shares subject to awards under the 2014 Plan and 2014 Non-Employee Director Equity Incentive Plan (together, the “Prior Plans”) which were outstanding on March 1, 2024 which expire, are forfeited or cancelled, or are settled in cash will become available for awards under the A&R 2024 Plan. If the A&R 2024 Plan is not approved by our stockholders, the 2024 Plan will continue in effect without such amendment and restatement.
Except for the increase in the number of shares and extension of the term, the A&R 2024 Plan is the same as the 2024 Plan.
Stockholder Approval and Board of Directors Recommendation
Stockholder approval of the A&R 2024 Plan is being sought in order to (i) satisfy the stockholder approval requirements of Nasdaq, and (ii) obtain stockholder approval of the number of shares that may be subject to incentive stock options under Internal Revenue Code (“Code”) Section 422.
Our Board recommends that our stockholders vote FOR the A&R 2024 Plan because it includes a number of features that we believe are consistent with the interests of our stockholders and sound corporate governance practices, and it will provide us with a share reserve that will enable us to continue to provide a competitive mix of compensation to our employees, non-employee directors, and consultants.
Factors Considered in Requesting Share Reserve Increase
As of March 20, 2026, a total of 736,088 shares were subject to outstanding awards under the 2024 Plan. As of the same date, 561,300 shares were available for future awards under the 2024 Plan. If the A&R 2024 Plan is approved, 750,000 shares will be added to the 2024 Plan’s share reserve, and 1,311,300 shares will be available for future grants.
Potential Dilution. The potential dilution, or overhang, is a common measure to assess the dilutive impact of equity plans. Total potential dilution is equal to (i) the number of shares available to be granted as future equity awards plus the number of shares subject to outstanding equity awards, divided by (ii) the total number of common shares outstanding. Total potential dilution, prior to and after stockholder approval of the A&R 2024 Plan, is shown in the table below:

As of March 20, 2026	Total Potential Dilution
Unvested Restricted Stock Units Outstanding under the 2024 Plan	262,731
Unvested Performance Stock Units Outstanding under the 2024 Plan	335,047
Stock Options and Stock Appreciation Rights Outstanding under the 2024 Plan	138,310
Total Shares Subject to Outstanding Awards under the 2024 Plan	736,088
Total Shares Subject to Outstanding Awards under the Prior Plans Granted Prior to March 1, 2024	28,769
Remaining Share Reserve under the 2024 Plan	561,300
Shares of Common Stock Outstanding as of March 16, 2026	21,369,125
Total Dilution as of March 20, 2026	6.2%
Additional Shares Proposed for the A&R 2024 Plan	750,000
Total Proposed Dilution	9.7%

Burn Rate. Burn rate is a measure of the level at which a company uses shares available for grant under its equity compensation plans. Our annual burn rate has averaged 0.95% of weighted average common shares outstanding during the latest three fiscal years with the calculation for each year shown in the following table:

	Fiscal Year Ended December 31,
	2025	2024	2023
Awards Granted under the 2024 Plan and Prior Plans	424,262	115,411	71,728
Weighted Average Shares of Common Stock Outstanding (Basic)	21,363,047	22,015,439	22,059,816
Burn Rate	1.99%	0.52%	0.33%

Key Compensation Practices
The A&R 2024 Plan changes only the number of shares and the expiration date of the 2024 Plan. Accordingly, the A&R 2024 Plan retains the following features that we believe are consistent with the interests of our stockholders and sound corporate governance practices, including the following:
•No liberal share recycling. We may not add back to the A&R 2024 Plan’s share reserve shares that are tendered or withheld to pay the exercise price of an option award or to satisfy a tax withholding obligation in connection with any awards, shares that we repurchase using option exercise proceeds and shares subject to a SAR award that are not issued in connection with the stock settlement of that award upon its exercise.
•No liberal definition of “change in control.” No change in control would be triggered by stockholder approval of a business combination transaction until the transaction closes, the announcement or commencement of a tender offer, or any Board assessment that a change in control may be imminent.
•Annual limit on compensation to non-employee directors. The A&R 2024 Plan contains an annual limit on the aggregate value of all awards granted during a calendar year to any non-employee director together with any cash fees or retainers paid to such non-employee director during the calendar year of $750,000.
•No excise tax gross-up payments. The A&R 2024 Plan does not provide for any gross-up payments to offset any excise taxes under Code Section 280G.
•No evergreen. The A&R 2024 Plan does not have an evergreen or similar provision, which provides for an automatic replenishment of shares available for grant.
•Clawback. The A&R 2024 Plan provides that all awards are subject to any clawback or recoupment policies in effect from time to time. For more information about our current executive compensation recoupment policies, see “Compensation Discussion and Analysis—Compensation Clawback.”
•No repricing of underwater options or stock appreciation rights without stockholder approval. The A&R 2024 Plan prohibits, without stockholder approval, actions to reprice, replace, or repurchase options or stock appreciation rights (“SARs”) when the exercise price per share of an option or SAR exceeds the fair market value of the underlying shares.
•No discounted option or SAR grants. The A&R 2024 Plan requires that the exercise price of options or SARs be at least equal to the fair market value of our common stock on the date of grant (except in the limited case of “substitute awards” as described below).
•Limits on dividends and dividend equivalents. The A&R 2024 Plan prohibits the payment of dividend equivalents on stock options and SARs.
Description of the A&R 2024 Plan
The major features of the A&R 2024 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the A&R 2024 Plan, which is attached to this proxy statement as Appendix A.
Purpose. The purpose of the A&R 2024 Plan is to attract and retain the best available personnel for positions of responsibility with the Company, to provide additional incentives to them and align their interests with those of our stockholders, and to thereby promote the Company’s long-term business success.
Eligible Participants. Employees, consultants and advisors of the Company or any subsidiary, as well as our non-employee directors are eligible to receive awards under the A&R 2024 Plan. As of March 20, 2026, there were 613 employees, eight non-employee directors of the Company, and an indeterminate number of consultants and advisors eligible to receive awards under the A&R 2024 Plan.

Administration. The A&R Plan is administered by the Committee. To the extent consistent with applicable law, the Committee may delegate its duties, power, and authority under the A&R 2024 Plan to any one or more of its members, or, with respect to awards to participants who are not themselves our directors or executive officers, to one or more of our other directors or executive officers or to a committee of our Board comprised of one or more directors. The Committee may also delegate non‑discretionary administrative duties to other persons, agents, or advisors.
The Committee has the authority to determine the persons to whom awards will be granted, the timing, type and number of shares covered by each award, and the terms and conditions of the awards. The Committee may also establish and modify rules to administer the A&R 2024 Plan, adopt sub-plans applicable to certain awards, interpret the A&R 2024 Plan and any related award agreement, cancel or suspend an award, accelerate the vesting of an award, and otherwise modify or amend the terms of outstanding awards to the extent permitted under the A&R 2024 Plan, and require or permit the deferral of the settlement of an award. Unless an amendment to the terms of an award is necessary to comply with applicable laws or stock exchange rules, a participant who would be adversely affected by such an amendment must consent to it.
Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the A&R 2024 Plan prohibits the Committee from repricing any outstanding “underwater” option or SAR awards without the prior approval of our stockholders. For these purposes, a “repricing” includes amending the terms of an underwater option or SAR award to lower the exercise price, canceling an underwater option or SAR award in conjunction with granting a replacement option or SAR award with a lower exercise price, canceling an underwater option or SAR award in exchange for cash, other property or grant of a new full value award, or otherwise making an underwater option or SAR award subject to any action that would be treated under accounting rules as a “repricing.”
Available Shares and Limitations on Awards. A maximum of 2,069,320 shares of our common stock may be the subject of awards and issued under the A&R 2024 Plan, plus shares subject to awards which were outstanding under the Prior Plans as of March 1, 2024 which expire, are forfeited or cancelled, or are settled in cash. The number of shares which may be issued under the A&R 2024 Plan includes 1,319,320 shares originally authorized and 750,000 shares added with the approval of the A&R 2024 Plan. The shares of common stock issuable under the A&R 2024 Plan may come from authorized and unissued shares or treasury shares. The share limitations under the A&R 2024 Plan are subject to adjustment for changes in our corporate structure or shares, as described below.
Any shares of common stock subject to an award under the A&R 2024 Plan, or to an award under the Prior Plans that was outstanding on March 1, 2024, that expires, is cancelled or forfeited, or is settled or paid in cash will, to the extent of such expiration, cancellation, forfeiture or cash settlement, automatically replenish the A&R 2024 Plan share reserve and become available for future awards. Awards that may be settled solely in cash will not reduce the share reserve.
Awards granted or shares of our common stock issued under the A&R 2024 Plan upon the assumption of, or in substitution or exchange for, outstanding equity awards previously granted by an entity acquired by us or any of our subsidiaries (referred to as “substitute awards”) will not reduce the share reserve under the A&R 2024 Plan. Additionally, if a company acquired by us or any of our subsidiaries has shares available under a pre‑existing plan approved by its stockholders and not adopted in contemplation of such acquisition, the shares available for grant pursuant to the terms of that pre‑existing plan may be used for awards under the A&R 2024 Plan and will not reduce the share reserve under the A&R 2024 Plan, but only if the awards are made to individuals who were not employed by or providing services to us or any of our subsidiaries immediately prior to such acquisition.
The A&R 2024 Plan provides that the aggregate grant date fair value of all awards granted during any calendar year to any non-employee director, together with the amount of any cash fees or retainers paid to such non-employee director during such calendar year with respect to such individual’s service as a non-employee director, may not exceed $750,000.
Share Adjustment Provisions. If certain transactions with our stockholders occur that cause the per share value of our common stock to change, such as stock splits, spin‑offs, stock dividends, or certain recapitalizations (referred to as “equity restructurings”), the Committee will equitably adjust (i) the class of shares issuable and the maximum number and kind of shares subject to the A&R 2024 Plan, (ii) outstanding awards as to the class, number of shares, and price per share, and (iii) award limitations prescribed by the A&R 2024 Plan. Other types of transactions may also affect our common stock, such as reorganizations, mergers, or consolidations. If there is such a transaction and the Committee determines that adjustments of the type previously described in connection with equity restructurings would be appropriate to prevent any dilution or enlargement of benefits under the A&R 2024 Plan, the Committee may make such adjustments as it may deem equitable.
Types of Awards. The A&R 2024 Plan permits us to award stock options, SARs, restricted stock awards, stock unit awards (including RSUs), and other stock‑based awards to eligible recipients. These types of awards are described in more detail below.
•Option Awards. Employees of our Company or any subsidiary may be granted options to purchase common stock that qualify as “incentive stock options” within the meaning of Code Section 422, and any eligible recipient may be granted options to purchase common stock that do not qualify as incentive stock options, referred to as “nonqualified stock options.” The per share exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the option is granted as a substitute award as described earlier. The exercise price of an incentive stock option granted to a holder of more than 10% of our Company’s common stock must be at least 110% of the fair market value of the common stock on the date of grant, and the term of these options cannot exceed five years. “Fair market value” under the A&R 2024 Plan as of any date means the closing sale price of a share of our common stock on Nasdaq on that date. As of March 20, 2026, the closing sale price of a share of our common stock on Nasdaq was $16.50.
The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the Committee allows exercise payments to be made, in whole or in part, (i) by means of a broker‑assisted sale and remittance program, (ii) by delivery to us (or attestation as to ownership) of shares of common stock already owned by the participant, or (iii) by a “net exercise” of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by us. Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date.

An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Committee, and no option may have a term greater than 10 years from its date of grant. No dividends or dividend equivalents may be paid or credited with respect to shares subject to an option award.

The aggregate fair market value of shares of our common stock with respect to which incentive stock options granted to any participant may first become exercisable during any calendar year may not exceed $100,000. Any incentive stock options that become exercisable in excess of this amount will be treated as nonqualified stock options. The maximum number of shares that may be issued upon the exercise of incentive stock option awards under the A&R 2024 Plan is equal to the size of the A&R 2024 Plan’s share reserve as described above.

•Stock Appreciation Right Awards. A SAR award provides the right to receive a payment from us equal to the difference between (i) the fair market value as of the date of exercise of the number of shares of our common stock as to which the SAR is being exercised, and (ii) the aggregate exercise price of that number of shares. The Committee determines whether payment will be made in shares of our common stock, cash, or a combination of both. The exercise price per share of a SAR award will be determined by the Committee, but may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the SAR is granted as a substitute award as described earlier. No dividends or dividend equivalents may be paid or credited with respect to shares subject to a SAR award. A SAR award may not have a term greater than 10 years from its date of grant, and will be subject to such other terms and conditions, consistent with the terms of the A&R 2024 Plan, as may be determined by the Committee.
•Restricted Stock Awards. A restricted stock award is an award of our common stock that vests at such times and in such installments as may be determined by the Committee. Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that the participant remain continuously in our service for a certain period or that we, or any of our subsidiaries or business units, satisfy specified performance goals. Any dividends or distributions payable with respect to shares that are subject to the unvested portion of a restricted stock award will be subject to the same restrictions and risk of forfeiture as the shares to which such dividends or distributions relate. Participants are entitled to vote restricted shares prior to the time they vest.
•Stock Unit Awards. A stock unit award is a right to receive the fair market value of a specified number of shares of our common stock, payable in cash, shares, or a combination of both, that vests at such times, in such installments and subject to such conditions as may be determined by the Committee. Until it vests, a stock unit award is subject to restrictions and the possibility of forfeiture. Stock unit awards will be subject to such terms and conditions, consistent with the other provisions of the A&R 2024 Plan, as may be determined by the Committee. The Committee may provide for the payment of dividend equivalents on stock unit awards and other stock‑based awards, but any such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the underlying units or other share equivalents to which such dividend equivalents relate.
•Performance-Based Awards. A performance-based award is an award that is only earned or vests if certain corporate, business, or individual performance goals are met. Any type of award may be performance-based. The Committee will determine the restrictions and conditions applicable to each performance-based award, and the performance period over which the specified performance is to be attained. The Committee may also modify a performance period or performance measures or waive achievement of performance goals.

•Other Stock‑Based Awards. The Committee may grant awards of common stock and other awards that are valued by reference to and/or payable in shares of our common stock under the A&R 2024 Plan. The Committee has discretion in determining the terms and conditions of such awards.
Transferability of Awards. In general, no right or interest in any award under the A&R 2024 Plan may be assigned, transferred, exchanged, or encumbered by a participant, voluntarily or involuntarily, except by will or the laws of descent and distribution. However, the Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant’s family member or pursuant to a domestic relations order. Any permitted transferee of such an award will remain subject to all the terms and conditions of the award applicable to the participant.
Corporate Transactions; Change in Control. If a corporate transaction or other change in control (as defined in the 2024 Plan) occurs, then-outstanding awards under the A&R 2024 Plan will be continued, assumed, or replaced by the surviving or successor entity. If the then-outstanding awards under the A&R 2024 Plan are not continued, assumed or replaced, then all outstanding option and SAR awards will become fully vested and exercisable and shall terminate upon the closing of the transaction, and outstanding full value awards (including RSUs) shall fully vest. Generally, to the extent an award is performance-based, such award will vest at the target level of performance. The Committee may also elect to terminate awards in exchange for a payment with respect to each award in an amount equal to its fair market value, or with respect to options and SAR awards, to the excess, if any, between the stock price immediately prior to the transaction over the exercise price, for each share subject to such award. If there is no such excess amount in connection with a particular award, that award will be terminated in connection with the corporate transaction without any payment.
For purposes of the A&R 2024 Plan, the following terms have the meanings indicated:
•A “corporate transaction” generally means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company.
•A “change in control” generally refers to (i) a corporate transaction (as defined above), except in limited circumstances, including when all or substantially all of the individuals and entities who were the beneficial owners of the shares and preferred shares immediately prior to such corporate transaction beneficially own, directly or indirectly, more than 50% of the common equity and preferred equity of the surviving entity resulting from such corporate transaction, (ii) the acquisition by a person or group (other than a “permitted investor” or group of “permitted investors”) of beneficial ownership of 50% or more of our then-outstanding common stock or preferred stock, or (iii) our “continuing directors” ceasing to constitute a majority of our board within a twelve-month period.
Effect of Termination of Employment. Unless otherwise set forth in an applicable agreement, if a participant ceases to be employed by or provide other services to us and our subsidiaries, unvested awards under the A&R 2024 Plan will be immediately forfeited. Upon termination for any reason other than death or disability, the currently vested and exercisable portions of option and SAR awards may be exercised for a period of three months after the date of termination; however, if the participant dies during this three‑month period, the vested and exercisable portions of the option and SAR awards may be exercised for a period of one year after the date of such termination. Upon termination due to death or disability, the currently vested and exercisable portions of option and SAR awards may be exercised for a period of one year after the date of termination.
Effective Date and Term of the A&R 2024 Plan. The A&R 2024 Plan will become effective on the Restatement Date. No awards will be made under the A&R 2024 Plan prior to its effective date. Unless terminated earlier, the A&R 2024 Plan will terminate on the tenth anniversary of the Restatement Date. Awards outstanding under the A&R 2024 Plan at the time it is terminated will continue in accordance with their terms and the terms of the A&R 2024 Plan unless otherwise provided in the applicable agreements. Our Board may suspend or terminate the A&R 2024 Plan at any time.
Amendment of the A&R 2024 Plan. Our Board may amend the A&R 2024 Plan from time to time, but no amendments to the A&R 2024 Plan will be effective without stockholder approval if such approval is required under applicable laws, regulations, or stock exchange rules. Termination, suspension, or amendment of the A&R 2024 Plan may not materially impair the rights of any participant under any outstanding award without the consent of the affected participant, except for amendments necessary to comply with applicable laws or stock exchange rules.
Section 280G of the Code. In the event that the benefits provided for in the A&R 2024 Plan or otherwise payable to a participant constitute “parachute payments” within the meaning of Code Section 280G and would be subject to excise taxes, then such pay and benefits will be either be delivered in full or delivered as to such lesser extent which would result in no portion of such pay or benefits being subject to excise taxes, whichever results in the receipt by the participant of the greatest amount of benefits.

Forfeiture. The Committee may provide for the forfeiture or recovery of awards, whether vested or unvested, upon the occurrence of certain events specified in an award agreement, such as a termination for cause, breach of a policy or restrictive covenants, or other detrimental conduct by a participant, in addition to any otherwise applicable vesting or performance conditions of an award.
Clawback. All awards under the A&R 2024 Plan will be subject to mandatory repayment by the participant to the Company to the extent such participant is or becomes subject to any clawback or recoupment policy adopted by the Company or any affiliate including policies intended to comply with applicable laws, rules, or regulations (including but not limited to the requirements of Section 10D of the Securities Exchange Act of 1934, as amended, and applicable Nasdaq listing rules or any applicable laws or listing requirements which impose mandatory recoupment). Awards will be automatically unilaterally amended to comply with any such compensation recovery policy. For more information about the Company’s current executive compensation recoupment policies, see “Compensation Discussion and Analysis—Compensation Clawback.”
U.S. Federal Income Tax Consequences
The following is a summary of the principal United States federal income tax consequences to the Company and to participants subject to U.S. taxation with respect to awards granted under the A&R 2024 Plan, based on current statutes, regulations, and interpretations. Some kinds of taxes, such as state, local, and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
Non-qualified Stock Options. If a participant is granted a non-qualified stock option under the A&R 2024 Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.
Incentive Stock Options. If an employee is granted an incentive stock option under the A&R 2024 Plan, the employee will not recognize taxable income upon grant of the option. Additionally, if applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise) are met, the employee will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option are held for the holding period described above, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.
Other Awards. The current federal income tax consequences of other awards authorized under the A&R 2024 Plan generally follow certain basic patterns. An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. SAR awards result in income recognition by a participant at the time such an award is exercised in an amount equal to the amount paid in cash or the then-current fair market value of the shares received by the participant, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.
Section 162(m) of the Code. Code Section 162(m) denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to the covered employee exceeds $1,000,000.
Section 409A of the Code. The foregoing discussion of tax consequences of awards under the A&R 2024 Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Code Section 409A, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Code Section 409A but fails to comply, in operation or form, with the requirements of Code Section 409A, the affected participant would generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20% income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.
Section 280G of the Code. Code Section 280G disallows a company’s tax deduction for payments received by certain individuals in connection with a change in control to the extent that the payments exceed an amount approximately three times their average annual compensation, and Code Section 4999 imposes a 20% excise tax on those payments. To the extent that payments upon a change in control are classified as excess parachute payments, the Company’s tax deduction would be disallowed under Code Section 280G. In the event of a change in control of our company, to the extent Code Section 280G or Code Section 4999 is applicable to a named executive officer, such individual is entitled to receive either payment of the full amount of the parachute payment or payment of such lesser amount that does not trigger the excise tax imposed by Code Section 4999, whichever results in the participant receiving the greatest after-tax amount.
Plan Benefits
Except as summarized below, awards under the A&R 2024 Plan will be granted in amounts and to individuals as determined by the Committee in its sole discretion and are generally discretionary with the Committee; therefore, neither the number nor types of future A&R 2024 Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable.
Certain non-employee directors will receive annual stock grants under the A&R 2024 Plan, in accordance with our director compensation program. Pursuant to our current non-employee director compensation program, the grant date value of annual stock grants to applicable non-employee directors is $105,000; however, our non-employee director compensation program is subject to change as determined by the Board. For more information, please see “Director Compensation.”
For information regarding awards made under the 2024 Plan to our named executive officers, see “Compensation Tables—Grants of Plan-Based Awards” and “Compensation Tables—Outstanding Equity Awards on December 31, 2025.”

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE MGP INGREDIENTS, INC. AMENDED AND RESTATED 2024 EQUITY INCENTIVE PLAN

PRINCIPAL STOCKHOLDERS
The following table sets forth, as of March 16, 2026 (except for information regarding Ms. Romero, for which the information is as of April 9, 2026), the number of shares beneficially owned and the percentage of ownership of our common stock and preferred stock by (i) each person who is known by us to own beneficially more than 5% of either class of our capital stock outstanding, (ii) each director and director nominee, (iii) each named executive officer (as listed in “Compensation Discussion and Analysis”), and (iv) all of our directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership(1)
	Common Stock		Preferred Stock
Name of Beneficial Owner	No. of Shares	%	No. of Shares	%
Julie M. Francis	—	—	—	—
Brandon M. Gall	31,423	*	—	—
Thomas A. Gerke	11,317	*	—	—
Erika Lapish(2)	6,681	*	—	—
Geraldo I. Lopez	3,281	*	—	—
Jennifer Lowry	3,281	*	—	—
Donn Lux(3)	6,682,541	31.3	—	—
Lux Family Group(4)	6,682,541	31.3	—	—
Lori L.S. Mingus(5)	27,215	*	—	—
Amel Pasagic	6,864	*	—	—
Kevin S. Rauckman	7,518	*	—	—
Mercedes Romero	—	—	—	—
Martin Roper	22,178	*	—	—
Todd B. Siwak(6)	7,285	*	—	—
All directors and executive officers as a group (11)	6,768,824	31.7	—	—
Thomas Cray(7)	4,267	*	112	25.6
Karen L. Seaberg(8)	2,069,356	9.7	297	68.0
BlackRock, Inc.(9)	1,067,363	5.0	—	—
Federated Hermes, Inc.(10)	1,437,836	6.7	—	—
The Vanguard Group(11)	1,126,323	5.3	—	—
* less than 1%
(1)Except as otherwise indicated in the footnotes to this table, as of March 16, 2026, all stockholders shown in this table as having beneficial ownership of 5% or more of either of the classes of stock had as a business address Cray Business Plaza, 100 Commercial Street, P.O. Box 130, Atchison, Kansas 66002.
(2)Amount includes 550 shares of our common stock held by Ms. Lapish’s spouse. Ms. Lapish disclaims beneficial ownership of these shares.
(3)The following information is based on (a) a Schedule 13D/A (the “Lux Family Schedule 13D/A”) filed on December 12, 2025 by (i) Luxco 2017 Irrevocable Trust dated 6/19/2017 (the “Luxco Trust”), (ii) Ann S. Lux 2005 Irrevocable Trust FBO Donn S. Lux dated 9/16/2005 (the “Lux 2005 Donn Trust”), (iii) Ann S. Lux 2005 Irrevocable Trust FBO Donn S. Lux QSST (the “Lux 2005 QSST Trust”), (iv) Andrew Broddon Lux Luxco Irrevocable Trust dated 7/30/2012, (v) Philip Donn Lux Luxco Irrevocable Trust dated 7/30/2012, (vi) Caroline L. Kaplan Revocable Trust dated 12/16/2009, (vii) Ann S. Lux 2005 Irrevocable Trust FBO Caroline Lux Kaplan dated 9/16/2005, (viii) Ann S. Lux 2005 Irrevocable Trust FBO Catherine N. Lux dated 9/16/2005 (the “Lux 2005 Catherine Trust”), (ix) CNL 2013 Irrevocable Trust dated 4/2/2013 (the “CNL Trust”), (x) Ann S. Lux 2005 Irrevocable Trust FBO Paul S. Lux dated 9/16/2005, (xi) Lux Children Irrevocable Trust dated 5/24/2012, (xii) Mr. Lux, (xiii) Leslie Lux, (xiv) Paul S. Lux, (xv) Caroline Lux Kaplan, (xvi) Catherine N. Lux, and (xvii) TFO Trust Company, LLC (“TFO” and collectively with all of the foregoing persons, the “Lux Family Group”) and (b) any subsequent Form 4s filed by Mr. Lux.
Mr. Lux has sole voting power over 2,438,264 shares of our common stock, shared voting power over 6,682,541 shares of our common stock, sole dispositive power over 2,438,264 shares of our common stock, and shared dispositive power over 0 shares of our common stock. As a result of the Shareholders Agreement, Mr. Lux may be deemed to have shared voting power over the 2,096,571 shares (as of the date of the Lux Family Schedule 13D/A) of our common stock beneficially owned by Ms. Seaberg and Ms. Mingus. Mr. Lux disclaims beneficial ownership of the shares of our common stock held by Ms. Seaberg and Ms. Mingus.
The 2,438,264 shares of our common stock over which Mr. Lux has sole voting and dispositive power are held by the Luxco Trust, the Lux 2005 Donn Trust, and the Lux 2005 QSST Trust and are included in the shares held by the Lux Family Group in this table. The 6,682,541 shares of our common stock over which Mr. Lux has shared voting power are included in the shares held by the Lux Family Group in this table.
(4)The following information is based on the Lux Family Schedule 13D/A and any subsequent Form 4s filed with the SEC by members of the Lux Family Group. The business address of each member of the Lux Family Group, other than the Lux 2005 Catherine Trust, the CNL Trust, and TFO, is 5050 Kemper Avenue, St. Louis, Missouri 63139. The business address for the Lux 2005 Catherine Trust, the CNL Trust and TFO is 212 S. Main Avenue, Suite 145, Sioux Falls, SD 57104.
The Lux Family Group beneficially own 6,682,541 shares of our common stock. Each member of the Lux Family Group could be deemed to beneficially own all the shares of our common stock owned by the other members of the Lux Family Group. However, each member of the Lux Family Group disclaims beneficial ownership of the shares of our common stock held by the other members of the Lux Family Group, except as expressly set forth in the Lux Family Schedule 13D/A.
In addition, as a result of the Shareholders Agreement, each member of the Lux Family Group may be deemed to have shared voting power over the 2,096,571 shares (as of the date of the Lux Family Schedule 13D/A) of our common stock beneficially owned by Ms. Seaberg and Ms. Mingus. The Lux Family Group disclaims beneficial ownership of the shares of our common stock held by Ms. Seaberg and Ms. Mingus.
(5)Includes 419 shares of our common stock held by Ms. Mingus’ spouse. Ms. Mingus disclaims beneficial ownership of these shares.
(6)Includes 3,046 shares of our common stock held by a trust.
(7)Includes 3,267 shares of our common stock held by trusts and 1,000 shares of our common stock held by Mr. Cray’s spouse.
(8)The following information is based on (a) a Schedule 13D/A filed on December 11, 2025 by (i) Ms. Seaberg, (ii) Cray Family Management, LLC, (iii) Cray MGP Holdings, LP (the “Cray Partnership”), (iv) Seaberg Family Management, Inc., (v) Seaberg MGP Holdings, LP, (vi) Laidacker M. Seaberg and Karen C. Seaberg Family Foundation, and (b) any subsequent Form 4s filed by Ms. Seaberg.
Ms. Seaberg has sole voting power over 2,000,732 shares of our common stock, shared voting power over 68,624 shares of our common stock, sole dispositive power over 2,000,732 shares of our common stock, and shared dispositive power over 68,624 shares of our common stock. Ms. Seaberg disclaims beneficial ownership in the 1,748,733 shares of our common stock held by the Cray Partnership, except to the extent of her pecuniary interest therein.
(9)Based on a Schedule 13G/A filed January 8, 2026, BlackRock, Inc. has a business address of 50 Hudson Yards, New York, New York 10001. Its Schedule 13G/A reports sole voting power over 1,034,539 shares of our common stock, shared voting power over 0 shares of our common stock, sole dispositive power over 1,067,363 shares of our common stock, and shared dispositive power over 0 shares of our common stock. Its Schedule 13G/A reports that beneficial owner subsidiaries of the parent holding company are BlackRock Advisors, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock Fund Advisors; BlackRock Asset Management Ireland Limited; BlackRock Institutional Trust Company, National Association; BlackRock Financial Management, Inc.; BlackRock Fund Managers Ltd; BlackRock Asset Management Schweiz AG; and BlackRock Investment Management, LLC.
(10)Based on a Schedule 13G/A filed on January 8, 2026 by Federated Hermes, Inc., Voting Shares, Irrevocable Trust, Thomas R. Donahue, Ann C. Donahue, and J. Christopher Donahue, Federated Hermes, Inc. has a business address of 1001 Liberty Avenue, Pittsburgh, PA 15222-3779. The Schedule 13G/A reports sole voting power over 0 shares of our common stock, shared voting power over 1,437,836 shares of our common stock, sole dispositive power over 0 shares of our common stock, and shared dispositive power over 1,437,836 shares of our common stock.
(11)Based on a Schedule 13G/A filed on February 13, 2024, The Vanguard Group has a business address of 100 Vanguard Blvd., Malvern, PA 19355. Its Schedule 13G/A reports sole voting power over 0 shares of our common stock, shared voting power over 29,287 shares of our common stock, sole dispositive power over 1,082,651 shares of our common stock, and shared dispositive power over 43,672 shares of our common stock.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely on a review of the copies of the Section 16(a) reports that have been filed by or on behalf of our executive officers, directors, and persons who own more than 10% of our common stock as well as and our executive officers’ and directors’ written representations, we believe that for transactions occurring during 2025, all required reports were timely filed.
ADDITIONAL INFORMATION
Related Person Transactions
A written policy adopted by the Audit Committee addresses its review of transactions that would or potentially would be transactions of more than $120,000 in which the Company participates and in which any “related person” has a direct or indirect material interest. A “related person” is a director, executive officer, 5% or more stockholder, or immediate family member of any such person. The policy requires our directors and executive officers to notify our Chief Executive Officer of the facts and circumstances of the transaction. If our Chief Executive Officer determines that the proposed transaction is a related person transaction as defined in the written policy, then the proposed transaction is submitted to the Audit Committee for consideration.
For each potential or actual transaction that is or would be a related party transaction, the Audit Committee considers, where applicable:
•the benefits to the Company;
•the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder, or executive officer;
•the availability of other sources for comparable products and services;
•the terms and conditions of the proposed transaction; and
•the terms and conditions available with unrelated third persons.
The policy prohibits interested Audit Committee members from participating in the review, consideration, or approval of any transaction with respect to which such member is directly or indirectly the related person. The Audit Committee only approves those transactions that are in, or not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in good faith. The Audit Committee regularly reviews any previously approved related person transaction that remains ongoing, to ensure that the transaction remains in, or is not inconsistent with, the best interests of the Company and its stockholders.
Paul T. Lux is employed by us as our Vice President Sales, Distilling Solution. He is the son of Paul S. Lux, a member of the Lux Family Group, and the nephew of Donn Lux, a member of our Board and a member of the Lux Family Group. Paul T. Lux’s total compensation for 2025 was approximately $830,428. Paul T. Lux has notified us that he is resigning from the Company as of April 17, 2026. We have entered into a consulting agreement with Lux Consulting, LLC, which is controlled by Paul T. Lux, to facilitate a smooth transition of Paul T. Lux’s duties. Pursuant to this agreement, he will be entitled to receive $2,500 per month plus $22,800 for each complete calendar month during which he provides consulting services. The Audit Committee approved the continued employment of, and the consulting agreement with, Paul T. Lux.
Phillip Lux is employed by us as a Brand Manager. He is the son of Donn Lux, a member of our Board and a member of the Lux Family Group, and the nephew of Paul S. Lux, a member of the Lux Family Group. Phillip Lux’s total compensation for 2025 was approximately $123,622. The Audit Committee has approved the continued employment of Phillip Lux.
Proxy Solicitations
This proxy is being solicited by our Board of Directors, and we will bear the cost of soliciting proxies. In addition to soliciting proxies by mail, certain officers and employees of the Company, without extra compensation and at the direction of our Board, may also solicit proxies personally or by mail, electronic transmission, or telephone. Copies of proxy solicitation materials will be furnished to fiduciaries, custodians and brokerage firms for forwarding to the beneficial owners of shares held in their names. We will reimburse brokerage firms, banks, and other persons for reasonable expenses in sending proxy material to beneficial owners.

Stockholder Proposals
Including Stockholder Proposals in the 2027 Annual Meeting Proxy Statement. Stockholders who intend to present proposals for inclusion in our proxy statement for the 2027 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) must forward them to us at Cray Business Plaza, 100 Commercial Street, P.O. Box 130, Atchison, Kansas 66002, Attention: Corporate Secretary, so that they are received on or before December 10, 2026. The proposal must comply with applicable SEC rules. In addition, proxies solicited by management may confer discretionary authority to vote on matters which are not included in the proxy statement, but which are raised at our annual meeting by stockholders.

Stockholder Proposals Presented at the 2027 Annual Meeting. With respect to stockholder proposals to be presented at our 2027 annual meeting of stockholders that are not intended to be included in our proxy statement relating to that meeting, pursuant to our Bylaws, a stockholder’s written notice of such proposal, in the form specified in our Bylaws and must be delivered to or mailed and received at our principal executive offices no earlier than January 13, 2027 and on or before February 12, 2027. Pursuant to Rule 14a-4(c)(1) under the Exchange Act, our management will have discretionary authority to vote on any matter of which the Company does not receive notice of by February 13, 2027 with respect to proxies submitted for our 2027 annual meeting of stockholders.
Stockholder Director Nominations. Pursuant to our Bylaws and subject to any rights of our preferred stockholders to elect directors, in order to nominate persons for election to our Board at the 2027 annual meeting of stockholders, a stockholder must deliver notice of the intention to submit nominations at the meeting, in the form specified in the Bylaws, to our Secretary no earlier than January 13, 2027 and on or before February 12, 2027.
We reserve the right to reject, rule out of order, or take other appropriate actions with respect to any proposal or nomination that does not comply with these and other applicable requirements.
In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 15, 2027.
Other Matters
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxies will vote your shares in accordance with their best judgment. A proxy also confers discretionary authority on the persons named to approve minutes of last year’s annual meeting, to vote on matters incident to the conduct of the meeting and to vote on the election of any person as a director if a nominee herein named should decline or become unable to serve as a director for any reason.
Householding
Only one copy of our annual report and this Proxy Statement, has been sent to multiple stockholders who share the same address and last name, unless we have received contrary instructions from one or more of those stockholders. This procedure is referred to as “householding.” In addition, we have been notified that certain intermediaries, i.e., brokers or banks, will household proxy materials. We will deliver promptly free of charge, upon request, a separate copy of the annual report and this Proxy Statement, to any stockholder at the same address. If you wish to receive a separate copy of the annual report and this Proxy Statement, free of charge, you may write to our Corporate Secretary at MGP Ingredients, Inc., Cray Business Plaza, 100 Commercial Street, P.O. Box 130, Atchison, Kansas 66002 or call our Corporate Secretary at 913-367-1480. You can contact your broker or bank to make a similar request. Stockholders sharing an address who now receive multiple copies of the proxy materials may request delivery of a single copy by writing or calling us at the above address or phone number or by contacting their broker or bank, provided they have determined to household proxy materials.

Appendix A
MGP INGREDIENTS, INC.
AMENDED AND RESTATED
2024 EQUITY INCENTIVE PLAN
1.Purpose. The purpose of this MGP Ingredients, Inc. Amended and Restated 2024 Equity Incentive Plan is to attract and retain the best available personnel for positions of responsibility with the Company, to provide additional incentives to them and align their interests with those of the Company’s stockholders, and to thereby promote the Company’s long-term business success. The Plan was originally effective May 23, 2024 (the “Original Effective Date”). This Amended and Restated Plan was approved by the Board on April 6, 2026, and will become effective upon approval by the shareholders of the Company (the “Restatement Date”).
2.Definitions. In this Plan, the following definitions will apply.
(a)“Affiliate” means any entity that is a Subsidiary or Parent of the Company, or any other entity in which the Company owns, directly or indirectly, at least 20% of combined voting power of the entity’s Voting Securities and which is designated by the Committee as covered by this Plan.
(b)“Agreement” means the written or electronic agreement or notice containing the terms and conditions applicable to each Award granted under this Plan, including all amendments thereto. An Agreement is subject to the terms and conditions of this Plan.
(c)“Award” means a grant made under this Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Stock Units or an Other Stock-Based Award.
(d)“Board” means the Board of Directors of the Company.
(e)“Change in Control” means one of the following:
(1)An Exchange Act Person other than a Permitted Investor or Group consisting solely of one or more Permitted Investors becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the then-outstanding Shares or then-outstanding shares of the Company’s preferred stock (“Preferred Shares”), except that the following will not constitute a Change in Control:
(A)any acquisition of securities of the Company by an Exchange Act Person from the Company for the purpose of providing financing to the Company;
(B)any formation of a Group consisting solely of beneficial owners of the Shares or Preferred Shares as of the effective date of this Plan; or
(C)any repurchase or other acquisition by the Company of Shares or Preferred Shares that causes any Exchange Act Person to become the beneficial owner of 50% or more of the then-outstanding Shares or the then-outstanding Preferred Shares.
If, however, an Exchange Act Person referenced in clause (B) or (C) above acquires beneficial ownership of additional Shares or Preferred Shares after initially becoming the beneficial owner of 50% or more of the then-outstanding Shares or then-outstanding Preferred Shares by one of the means described in those clauses, then a Change in Control will be deemed to have occurred.
(2)Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board within a twelve-month period.
(3)A Corporate Transaction is consummated, unless, immediately following such Corporate Transaction, (i) all or substantially all of the individuals and entities who were the beneficial owners of the Shares immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the common equity of the surviving or acquiring entity resulting from such Corporate Transaction (including beneficial ownership through any Parent of such entity) and (ii) all or substantially all of the individuals and entities who were the beneficial owners of the Preferred Shares immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 50% of the preferred equity of the surviving or acquiring entity resulting from such Corporate Transaction (including beneficial ownership through any Parent of such entity), in each case in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Shares or Preferred Shares, as applicable.
Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Section 409A, no Change in Control shall be deemed to have occurred upon an event described in this Section 2(e) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A.
(f)“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include any applicable treasury regulations and guidance promulgated thereunder and any successor or similar statutory provisions.
(g)“Committee” means two or more Non-Employee Directors designated by the Board to administer this Plan under Section 3, each member of which shall be (i) an independent director within the meaning of applicable stock exchange rules and regulations and (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3. The Committee shall be the Human Resources and Compensation Committee of the Board unless otherwise specified by the Board.
(h)“Company” means MGP Ingredients, Inc., a Kansas corporation, and any successor thereto.
(i)“Consultant” means any consultant or advisor who is a natural person (other than an Employee or a Non-Employee Director) who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or an Affiliate.
(j)“Continuing Director” means an individual (i) who is, as of the effective date of this Plan, a director of the Company, or (ii) who becomes a director of the Company after the effective date hereof and whose initial election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the then Continuing Directors, but excluding, for purposes of this clause (ii), an individual whose initial assumption of office occurs as the result of an actual or threatened proxy contest involving the solicitation of proxies or consents by a person or Group other than the Board, or by reason of an agreement intended to avoid or settle an actual or threatened proxy contest.
(k)“Continuous Service” means that the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or an Affiliate notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under applicable laws. A Service Provider’s Continuous Service shall be deemed to have terminated upon a Separation from Service from the Company. Except as otherwise provided in this Plan or any Agreement, Continuous Service shall not be deemed terminated in the case of (i) any approved leave of absence of up to six (6) months; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.
(l)“Corporate Transaction” means (i) a sale or other disposition of all or substantially all of the assets of the Company, or (ii) a merger, consolidation, share exchange or similar transaction involving the Company, regardless of whether the Company is the surviving entity.
(m)“Disability” means (A) any permanent and total disability under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant, or (B) if there is no such long-term disability plan or policy, “total and permanent disability” within the meaning of Code Section 22(e)(3).

(n)“Employee” means an employee of the Company or an Affiliate.
(o)“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.
(p)“Exchange Act Person” means any natural person, entity or Group other than (i) the Company or any Affiliate; (ii) any employee benefit plan (or related trust, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company’s Voting Securities in substantially the same proportions as their beneficial ownership of the Company’s Voting Securities.
(q)“Fair Market Value” means the fair market value of a Share determined as follows:
(1)If the Shares are readily tradable on an established securities market (as determined under Section 409A), then Fair Market Value will be the closing or last sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(2)If the Shares are not then readily tradable on an established securities market (as determined under Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Section 409A.
(r)“Family Trust” in respect of any individual, means any trust for the primary benefit of such individual, his or her spouse or his or her lineal descendants, so long as Donn Lux, Lori L.S. Mingus or Karen L. Seaberg has the exclusive right to control such trust.
(s)“Full Value Award” means an Award other than an Option Award or Stock Appreciation Right Award.
(t)“Global Service Provider” means a Service Provider who is located outside of the United States, who is not compensated from a payroll maintained in the United States, or who is otherwise subject to (or could cause the Company to be subject to) legal, tax, or regulatory requirements of countries outside of the United States.
(u)“Grant Date” means the date on which the Committee approves the grant of an Award under this Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.
(v)“Group” means two or more persons who act, or agree to act together, as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of securities of the Company.
(w)“Non-Employee Director” means a member of the Board who is not an Employee.
(x)“Option” means a right granted under this Plan to purchase a specified number of Shares at a specified price. An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422. A “Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.
(y)“Other Stock-Based Award” means an Award described in Section 11 of this Plan.
(z)“Parent” means a “parent corporation,” as defined in Code Section 424(e).
(aa)“Participant” means a Service Provider to whom a then-outstanding Award has been granted under this Plan.

(bb)“Performance-Based Award” means an Award that is conditioned on the achievement of specified performance goals.
(cc)“Permitted Investor” means any of (i) Donn Lux, (ii) Lori L.S. Mingus, or (iii) Karen L. Seaberg, or any Family Trust of such persons.
(dd)“Plan” means this MGP Ingredients, Inc. Amended and Restated 2024 Equity Incentive Plan, as amended and in effect from time to time.
(ee)“Prior Plans” means the MGP Ingredients, Inc. 2014 Equity Incentive Plan, as amended, and the MGP Ingredients, Inc. 2014 Non-Employee Director Equity Incentive Plan.
(ff)“Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.
(gg)“Section 409A” means Section 409A of the Code.
(hh)“Separation from Service” means a “separation from service” as such term is defined for purposes of Section 409A.
(ii)“Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity.
(jj)“Service Provider” means an Employee, a Non-Employee Director, or a Consultant to the Company or any Affiliate.
(kk)“Share” means a share of Stock.
(ll)“Stock” means the common stock, no par value, of the Company.
(mm)“Stock Appreciation Right” or “SAR” means the right to receive, in cash or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.
(nn)“Stock Unit” means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions, and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.
(oo)“Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.
(pp)“Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. The terms and conditions of a Substitute Award may vary from the terms and conditions set forth in this Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.
(qq)“Voting Securities” of an entity means the outstanding equity securities (or comparable equity interests) entitled to vote generally in the election of directors of such entity.
3.Administration of this Plan.
(a)Administration. The authority to control and manage the operations and administration of this Plan shall be vested in the Committee in accordance with this Section 3.

(b)Scope of Authority. Subject to the terms of this Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer this Plan, including:
(1)determining the Service Providers to whom Awards will be granted, the timing of each such Award, the type of Award and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions, and other provisions of Awards, and the manner in which Awards are paid or settled;
(2)cancelling or suspending an Award, accelerating the vesting of an Award, extending the exercise period of an Award or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 15(d) and 15(e);
(3)adopting sub-plans or special provisions applicable to Awards, establishing, amending, or rescinding rules to administer this Plan, interpreting this Plan and any Award or Agreement, reconciling any inconsistency, correcting any defect or supplying an omission or reconciling any inconsistency in this Plan or any Agreement, and making all other determinations necessary or desirable for the administration of this Plan;
(4)granting Substitute Awards under this Plan;
(5)taking such actions as are provided in Section 3(c) with respect to Awards to Global Service Providers; and
(6)requiring or permitting the deferral of the settlement of an Award, and establishing the terms and conditions of any such deferral.
(c)Awards to Global Service Providers. The Committee may grant Awards to Global Service Providers, on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of this Plan. In connection therewith, the Committee may establish such subplans or annexes to Agreements and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.
(d)Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if one or more members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i) and (ii) of Section 2(g). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under this Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more directors or executive officers of the Company or to a committee of the Board comprised of one or more directors of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with this Plan to such other persons as it deems advisable.
(e)Finality of Decisions. The Committee’s interpretation of this Plan and of any Award or Agreement made under this Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.
(f)Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under this Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual’s duties under this Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise.
4.Shares Available Under this Plan.
(a)Maximum Shares Available. As of the Original Effective Date of this Plan, subject to Section 4(b) and to adjustment as provided in Section 13(a), 1,319,320 Shares were reserved under the Plan. As of the Restatement Date, 750,000 Shares were added to the Plan’s Share reserve, and the total number of Shares that may be subject of Awards and issued under the Plan, subject to Section 4(b) and to adjustment as provided in Section 13(a) is 2,069,320. After the Original Effective Date, no further awards were available to be granted under the Prior Plans. Shares issued under this Plan may come from authorized and unissued shares or treasury shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:
(1)Shares that are subject to Awards shall be counted against the share reserve as one Share for every one Share granted.
(2)Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.
(3)Shares subject to Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.
(4)Awards that will be settled solely in cash shall not be counted against the Plan’s share reserve.
(b)Effect of Forfeitures and Other Actions. Any Shares subject to an Award, or to an award granted under the Prior Plans that was outstanding on March 1, 2024 (a “Prior Plan Award”), that expires, is cancelled or forfeited (including, in the case of Awards (and awards granted under the Prior Plans that are outstanding on March 1, 2024) that were variable upon grant, the difference between the number of Shares ultimately received and the number of Shares counted against the applicable share reserve), or is settled for cash shall, to the extent of such cancellation, forfeiture, expiration, or cash settlement, again become available for Awards under this Plan, and the share reserve under Section 4(a) shall be correspondingly replenished. The following Shares shall not, however, again become available for Awards or replenish the share reserve under Section 4(a): (i) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company in payment of the exercise price of a stock option issued under this Plan or the Prior Plans, (ii) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award under this Plan or the Prior Plans, (iii) Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan or the Prior Plans, and (iv) Shares subject to a stock appreciation right award issued under this Plan or the Prior Plans that are not issued in connection with the stock settlement of that award upon its exercise.
(c)Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under this Plan and shall supplement the Share reserve under Section 4(a). Awards using such available shares shall not be made after the date awards or grants could no longer have been made under the terms of the pre-existing plan absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.
(d)No Fractional Shares. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under this Plan, but the

Committee may, in its discretion, adopt any rounding convention it deems suitable or pay cash in lieu of any fractional Share in settlement of an Award.
(e)Limits on Awards to Non-Employee Directors. The aggregate Grant Date fair value (as determined in accordance with generally accepted accounting principles applicable in the United States) of all Awards granted during any calendar year to any Non-Employee Director, together with the amount of any cash fees or retainers paid to such Non-Employee Director during such calendar year with respect to such individual’s Service as a Non-Employee Director shall not exceed $750,000.
5.Eligibility. Participation in this Plan is limited to Service Providers.
6.General Terms of Awards.
(a)Award Agreement. Except in the case of a grant of unrestricted Shares, each Award shall be evidenced by an Agreement setting forth the amount of the Award together with such other terms and conditions applicable to the Award (and not inconsistent with this Plan) as determined by the Committee. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.
(b)Vesting and Term. Each Agreement shall set forth the date, if applicable, when the applicable Award is scheduled to vest and expire (which, for Options and SARs, shall not be more than ten years from the Grant Date), and, consistent with the requirements of this Section 6, any applicable vesting conditions and any applicable performance period. The Committee may provide in an Agreement for such vesting conditions and timing as it may determine.
(c)Transferability. Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged, or encumbered, voluntarily or involuntarily, other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of this Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or Separation from Service of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.
(d)Designation of Beneficiary. To the extent permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award that is exercisable or payable on or after the Participant’s death. Any such designation shall be on a form approved by the Company and shall be effective upon its receipt by the Company.
(e)Separation from Service. Unless otherwise provided in an applicable Agreement or another then-effective written agreement between a Participant and the Company, and subject to Section 12 of this Plan, if a Participant’s Continuous Service with the Company and all of its Affiliates terminates, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or SAR Award, as applicable):
(1)Upon Separation from Service for any reason other than death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of three months after the date of such termination. However, if a Participant thereafter dies during such three-month period, the vested and exercisable portions of the Option and SAR Awards may be exercised for a period of one year after the date of such termination.
(2)Upon Separation from Service due to death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of one year after the date of such termination.

(f)Rights as Stockholder. No Participant shall have any rights as a stockholder with respect to any Shares covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.
(g)Performance-Based Awards. Any Award may be granted as a Performance-Based Award if the Committee establishes one or more measures of corporate, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which the grant, vesting, exercisability, lapse of restrictions and/or settlement of such Award has been earned. The Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period or performance measures or adjustments to or waivers of the achievement of performance goals.
(h)Dividends and Dividend Equivalents. No dividends, dividend equivalents, or distributions will be paid with respect to Shares subject to an Option or SAR Award. In its discretion, the Committee may provide in an Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividends or dividend equivalents, based on dividends actually declared and paid on outstanding Shares, on the units or other Share equivalents subject to the Stock Unit Award, or Other Stock-Based Award. The additional terms of any dividends or dividend equivalents will be as set forth in the applicable Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Any Shares issued or issuable during the term of this Plan as the result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an Award or a Prior Plan Award shall be counted against, and replenish upon any subsequent forfeiture, this Plan’s share reserve as provided in Section 4.
(i)Deferrals of Full Value Awards. The Committee may, in its discretion, permit or require the deferral by a Participant of the issuance of Shares or payment of cash in settlement of any Full Value Award, subject to such terms, conditions, rules and procedures as it may establish or prescribe for such purpose and with the intention of complying with the applicable requirements of Section 409A. The terms, conditions, rules, and procedures for any such deferral shall be set forth in writing in the relevant Agreement or in such other agreement, plan or document as the Committee may determine, or some combination of such documents. The terms, conditions, rules and procedures for any such deferral shall address, to the extent relevant, matters such as: (i) the amount of compensation that may or must be deferred (or the method for calculating the amount); (ii) the permissible time(s) and form(s) of payment of deferred amounts; (iii) the terms and conditions of any deferral elections by a Participant or of any deferral required by the Company; and (iv) the crediting of interest or dividend equivalents on deferred amounts. To the extent that any such deferral is effected in accordance with a non-qualified deferred compensation plan, the Share equivalents credited to the non-qualified deferred compensation plan account of a Participant shall be deemed Stock Units for purposes of this Plan, and if settled in Shares, such Shares shall be drawn from and charged against this Plan’s share reserve.
7.Stock Option Awards.
(a)Type and Exercise Price. The Agreement pursuant to which an Option Award is granted shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option. The exercise price at which each Share subject to an Option Award may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Section 409A and, in the case of Incentive Stock Options, Code Section 424).
(b)Payment of Exercise Price. The purchase price of the Shares with respect to which an Option Award is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or in such other manner as the Committee may permit, including by payment under a broker-assisted sale and remittance program, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in either case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).

(c)Exercisability and Expiration. Each Option Award shall be exercisable in whole or in part on the terms provided in the Agreement. No Option Award shall be exercisable at any time after its scheduled expiration. When an Option Award is no longer exercisable, it shall be deemed to have terminated.
(d)Incentive Stock Options.
(1)An Option Award will constitute an Incentive Stock Option Award only if the Participant receiving the Option Award is an Employee, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option Award’s Grant Date) of the Shares with respect to which Incentive Stock Option Awards held by the Participant first become exercisable in any calendar year (under this Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 or such other amount specified by the Code. To the extent an Option Award granted to a Participant exceeds this limit, the Option Award shall be treated as a Non-Qualified Stock Option Award. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Option Awards under this Plan shall be the total number of Shares in this Plan’s share reserve as specified in the first sentence of Section 4(a), subject to adjustment as provided in Section 12(a).
(2)No Participant may receive an Incentive Stock Option Award under this Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the per Share exercise price for such Award is at least 110% of the Fair Market Value of a Share on the Grant Date and (ii) such Award will expire no later than five years after its Grant Date.
(3)For purposes of Continuous Service by a Participant who has been granted an Incentive Stock Option Award, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.
(4)If an Incentive Stock Option Award is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, or otherwise fails to qualify as an Incentive Stock Option, such Option shall thereafter be treated as a Non-Qualified Stock Option.
8.Stock Appreciation Right Awards.
(a)Nature of Award. An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR Award all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR Award of the number of Shares as to which the SAR Award is being exercised, over (ii) the aggregate exercise price for such number of Shares. The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Section 409A).
(b)Exercise of SAR. Each SAR Award may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No SAR Award shall be exercisable at any time after its scheduled expiration. When a SAR Award is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a SAR Award, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR Award.
9.Restricted Stock Awards.
(a)Vesting and Consideration. Shares subject to a Restricted Stock Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted

Stock Award, and may correspondingly provide for Company reacquisition or repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.
(b)Shares Subject to Restricted Stock Awards. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to comparable restrictions and corresponding stop transfer instructions. Upon the vesting of Shares of Restricted Stock, and the Company’s determination that any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, such vested Shares shall be made available to the Participant in such manner as may be prescribed or permitted by the Committee. Except as otherwise provided in this Plan or an applicable Agreement, a Participant with a Restricted Stock Award shall have all the rights of a shareholder, including the right to vote the Shares of Restricted Stock.
10.Stock Unit Awards.
(a)Vesting and Consideration. A Stock Unit Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion. If vesting of a Stock Unit Award is conditioned on the achievement of specified performance goals, the extent to which the goals are achieved over the specified performance period shall determine the number of Stock Units that will be earned and eligible to vest, which may be greater or less than the target number of Stock Units stated in the Agreement. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.
(b)Settlement of Award. Following the vesting of a Stock Unit Award, and the Company’s determination that any necessary conditions precedent to the settlement of the Award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under this Plan) or a combination of cash and Shares as determined by the Committee.
11.Other Stock-Based Awards. The Committee may from time to time grant Shares and other Awards that are valued by reference to or payable in whole or in part in Shares (with or without restrictions) under this Plan. The Committee shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of this Plan. The Committee may direct the Company to issue Shares subject to restrictive legends or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.
12.Changes in Capitalization, Corporate Transactions, Change in Control.
(a)Adjustments for Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under this Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by this Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of this Plan. No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A.

(b)Corporate Transactions. Unless otherwise provided in an applicable Agreement or another written agreement between a Participant and the Company, the following provisions shall apply to outstanding Awards in the event of a Change in Control that involves a Corporate Transaction. The Committee will not be required to treat all Awards similarly for purposes of this Section 12(b).
(1)Continuation, Assumption or Replacement of Awards. In the event of a Corporate Transaction, then the surviving or successor entity (or its Parent) may continue, assume or replace Awards outstanding as of the date of the Corporate Transaction (with such adjustments as may be required or permitted by Section 12(a)), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 12(b)(1), an Award shall be considered assumed or replaced if, in connection with the Corporate Transaction and in a manner consistent with Section 409A (and Code Section 424 if the Award is an ISO), either (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction, or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Corporate Transaction and contains terms and conditions that are substantially similar to those of the Award.
(2)Acceleration. If and to the extent that outstanding Awards under this Plan are not continued, assumed, or replaced in connection with a Corporate Transaction, then (i) all outstanding Option and SAR Awards shall become fully vested and exercisable for such period of time prior to the effective time of the Corporate Transaction as is deemed fair and equitable by the Committee, and shall terminate at the effective time of the Corporate Transaction, (ii) all outstanding Full Value Awards shall fully vest immediately prior to the effective time of the Corporate Transaction, and (iii) unless otherwise provided by the Committee, to the extent vesting of any Award is subject to satisfaction of specified performance goals, such Award shall become fully vested at the target level of performance. The Committee shall provide written notice of the period of accelerated exercisability of Option and SAR Awards to all affected Participants. The exercise of any Option or SAR Award whose exercisability is accelerated as provided in this Section 12(b) (2) shall be conditioned upon the consummation of the Corporate Transaction and shall be effective only immediately before such consummation.
(3)Payment for Awards. If and to the extent that outstanding Awards under this Plan are not continued, assumed or replaced in connection with a Corporate Transaction, then the Committee may provide that some or all of such outstanding Awards shall be canceled at or immediately prior to the effective time of the Corporate Transaction in exchange for payments to the holders as provided in this Section 12(b)(3). The payment for any Award canceled shall be in an amount equal to the difference, if any, between (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Corporate Transaction for the number of Shares subject to the Award, and (ii) the aggregate exercise price (if any) for the Shares subject to such Award. If the amount determined pursuant to the preceding sentence is not a positive number with respect to any Award, such Award may be canceled pursuant to this Section 12(b)(3) without payment of any kind to the affected Participant. With respect to an Award whose vesting is subject to the satisfaction of specified performance goals, the number of Shares subject to such an Award for purposes of this Section 12(b)(3) shall be the number of Shares as to which the Award would have been deemed “fully vested” for purposes of Section 12(b)(2). Payment of any amount under this Section 12(b)(3) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Corporate Transaction, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award canceled, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s stockholders under the Corporate Transaction, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.
(c)Other Change in Control. Unless otherwise provided in an applicable Agreement or another written agreement between a Participant and the Company, in the event of a Change in Control that does not involve a Corporate Transaction, all Awards will continue in accordance with their terms.
(d)Dissolution or Liquidation. Unless otherwise provided in an applicable Agreement, in the event of a proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. An Award will terminate immediately prior to the consummation of such proposed action.
(e)Parachute Payment Limitation.
(1)Notwithstanding any other provision of this Plan or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its Affiliates to a Participant or for the Participant’s benefit pursuant to the terms of this Plan or otherwise (“Covered Payments”) constitute parachute payments (“Parachute Payments”) within the meaning of Section 280G of the Code, and would, but for this Section 12(e) be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law and any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then the Covered Payments shall be payable either (i) in full or (ii) reduced to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax, whichever of the foregoing clauses (i) or (ii) results in the Participant’s receipt on an after-tax basis of the greatest amount of payments and benefits after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax).
(2)Any such reduction shall be made in accordance with Section 409A and the following: (i) the Covered Payments which do not constitute deferred compensation subject to Section 409A shall be reduced first, and (ii) Covered Payments that are cash payments shall be reduced before non-cash payments, and Covered Payments to be made on a later payment date shall be reduced before payments to be made on an earlier payment date.
(3)If, notwithstanding the initial application of this Section 12(e), the Internal Revenue Service determines that any Covered Payment constitutes an “excess parachute payment” (as defined by Section 280G(b) of the Code), this Section 12(e) will be reapplied based on the Internal Revenue Service’s determination, and the Participant will be required to promptly repay the portion of the Covered Payments required to avoid imposition of the Excise Tax together with interest at the applicable federal rate (as defined in Section 7872(f)(2)(A) of the Code) from the date of the Participant’s receipt of the excess payments until the date of repayment).
(4)Any determination required under this Section 12(e) shall be made in writing in good faith by the accounting firm which was the Company’s independent auditor immediately before the Change in Control (the “Accountants”), which shall provide detailed supporting calculations to the Company and the Participant as requested by the Company or the Participant. The Company and the Participant shall provide the Accountants with such information and documents as the Accountants may reasonably request in order to make a determination under this Section 12(e).
13.Plan Participation and Service Provider Status. Status as a Service Provider shall not be construed as a commitment that any Award will be made under this Plan to that Service Provider or to eligible Service Providers generally. Nothing in this Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Service at any time with or without cause or change such person’s compensation, other benefits, job responsibilities or title.
14.Tax Withholding. The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under this Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under this Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under this Plan, the Committee may permit the Participant to satisfy all or any part of the required tax withholding obligations (but not to exceed the maximum individual statutory tax rate in each applicable jurisdiction) by authorizing the Company to withhold a number of the Shares that would otherwise be delivered to the Participant pursuant to the Award, or by transferring to the Company Shares already owned by the Participant, with the Shares so withheld or delivered having a Fair Market Value on the date the taxes are required to be withheld equal to the amount of taxes to be withheld.

15.Effective Date, Duration, Amendment and Termination of this Plan.
(a)Effective Date. The Plan became effective on the Original Effective Date. Provided that the Company’s shareholders approve the amended and restated Plan, such amendment and restatement will be effective upon the Restatement Date, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). If the Company’s shareholders fail to approve the amended and restated Plan by December 31, 2026, the amended and restated Plan will be of no effect and the prior terms of the Plan will apply.
(b)Duration of this Plan. This Plan shall remain in effect until all Shares subject to it are distributed, all Awards have expired or terminated, this Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the Restatement Date of this Plan, whichever occurs first (the “Termination Date”). Any Awards that are outstanding on the Termination Date shall remain in force according to the terms of this Plan and the applicable Agreement.
(c)Amendment and Termination of this Plan. The Board may at any time terminate, suspend, or amend this Plan. The Company shall submit any amendment of this Plan to its stockholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of this Plan may materially impair the rights of any Participant under a previously granted Award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 16(i)(2).
(d)Amendment of Awards. Subject to Section 15(e), the Committee may unilaterally amend the terms of any Agreement evidencing an Award previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 16(i)(2). Notwithstanding the foregoing, a Participant’s rights with respect to an Award will not be deemed to have been impaired by any amendment if the Committee, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights.
(e)No Option or SAR Repricing. Except as provided in Section 12(a), no Option or Stock Appreciation Right Award granted under this Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in conjunction with the grant of any new Option or Stock Appreciation Right Award with a lower exercise price, (iii) cancelled in exchange for cash, other property or the grant of any Full Value Award at a time when the per share exercise price of the Option or Stock Appreciation Right Award is greater than the current Fair Market Value of a Share, or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or Stock Appreciation Right Award, unless such action is first approved by the Company’s stockholders.
16.Other Provisions.
(a)Unfunded Plan. This Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under this Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under this Plan nor shall anything contained in this Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under this Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.
(b)Limits of Liability. Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(d) of this Plan) in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any party for any action taken, or not taken, in good faith under this Plan.
(c)Compliance with Applicable Legal Requirements and Company Policies. No Shares distributable pursuant to this Plan shall be issued and delivered unless and until the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed. During any period in which the offering and issuance of Shares under this Plan is not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under this Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws. Any stock certificate or book-entry evidencing Shares issued under this Plan that are subject to securities law restrictions shall bear or be accompanied by an appropriate restrictive legend or stop transfer instruction. Notwithstanding any other provision of this Plan, the acquisition, holding or disposition of Shares acquired pursuant to this Plan shall in all events be subject to compliance with applicable Company policies, including those relating to insider trading, pledging or hedging transactions, minimum post-vesting holding periods and stock ownership guidelines, and to forfeiture or recovery of compensation as provided in Section 16(i).
(d)Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.
(e)Governing Law. To the extent that federal laws do not otherwise control, this Plan and all determinations made and actions taken pursuant to this Plan shall be governed by the laws of the State of Kansas without regard to its conflicts-of-law principles and shall be construed accordingly.
(f)Severability. If any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
(g)Section 409A. It is intended that all Awards under this Plan will be exempt from, or will comply with, Section 409A, and to the maximum extent permitted the Awards and this Plan will be interpreted and administered in accordance with this intent. Notwithstanding anything to the contrary in this Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Section 409A:
(1)If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a Separation from Service;
(2)Each amount to be paid or benefit to be provided under an Award shall be construed as a separate and distinct payment for purposes of Section 409A;
(3)If any amount shall be payable with respect to any such Award as a result of a Participant’s Separation from Service at such time as the Participant is a “specified employee” within the meaning of Section 409A, then no payment shall be made, except as permitted under Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s Separation from Service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Section 409A, specified employees will be identified by the Board in its discretion in accordance with the default provisions specified under Section 409A; and
(4)If payment under an Award is to be made within a designated period which does not begin and end within one calendar year, the Participant does not have a right to designate the taxable year of the payment.
None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Section 409A, (ii) have any obligation to design or administer this Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Section 409A, or (iii) shall have any liability to any Participant for any such tax liabilities.

(h)Rule 16b-3. It is intended that this Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit this Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 16(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.
(i)Forfeiture and Compensation Recovery.
(1)The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting, performance or other conditions of an Award. Such events may include termination of service for cause; violation of any material Company or Affiliate policy; breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant; a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.
(2)Awards and any compensation associated therewith are subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, as amended from time to time, including, but not limited to, any compensation recovery policy adopted by the Board or the Committee including in response to the requirements of Section 10D of the Exchange Act, the SEC’s final rules thereunder, and any applicable listing rules or other rules and regulations implementing the foregoing or as otherwise required by law. Any Agreement will be automatically unilaterally amended to comply with any such then-applicable compensation recovery policy.

MGP INGREDIENTS, INC.
CRAY BUSINESS PLAZA
100 COMMERCIAL STREET
ATCHISON, KS 66002-0130

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VOTE BY INTERNET
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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 12, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

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V90765-P44994

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MGP INGREDIENTS, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Julie M. Francis	☐	☐	☐
1b. Thomas A. Gerke	☐	☐	☐
1c. Donn Lux	☐	☐	☐
1d. Todd B. Siwak	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: In their discretion, the named proxies are authorized to vote on any other business as may properly come before the meeting or any adjournment thereof. You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked with the arrow on your proxy card or Notice of Internet Availability of Proxy Materials available and follow the instructions.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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V90766-P44994

MGP INGREDIENTS, INC.
Annual Meeting of Stockholders
May 13, 2026 10:00 a.m. CDT
This proxy is solicited by the Board of Directors

The undersigned appoints Brandon M. Gall and Kathleen S. Molamphy, or any of them, each with full power to appoint his or her substitute, proxies to vote, in the manner specified on the reverse hereof, all of the shares of common stock of MGP Ingredients, Inc. held by the undersigned on March 16, 2026 at the Annual Meeting of Stockholders to be held on May 13, 2026, or any adjournment thereof.

This proxy is revocable.

IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, THE SHARES WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS. This proxy will also be voted in accordance with the discretion of the proxy or proxies on any other business.

Continued and to be signed on reverse side